CREDIT AGREEMENT

DATED AS OF JULY 10, 2001

AMONG

FRANKLIN COVEY CO.,

THE LENDERS,

BANK ONE, NA
AS AGENT AND LC ISSUER

ZIONS FIRST NATIONAL BANK
AS SWING LINE LENDER

BANC ONE CAPITAL MARKETS, INC.
AS LEAD ARRANGER AND SOLE BOOK RUNNER

CREDIT AGREEMENT

        This Agreement, dated as of July 10, 2001, is among FRANKLIN COVEY CO., a Utah corporation, the Lenders, BANK ONE, NA, a national banking association having its principal office in Chicago, Illinois ("Bank One"), acting in the capacity as Agent for the Lenders, BANK ONE, acting in the capacity as LC Issuer, and ZIONS FIRST NATIONAL BANK ("Zions"), acting in the capacity as Swing Line Lender. The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        As used in this Agreement:

        "Account Debtor" means, collectively and severally, the obligor or obligors on an account receivable.

        "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

        "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

        "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

        "Aggregate Available Revolving Credit Commitment" means at any date the Aggregate Revolving Credit Commitment on such date minus the Swing Line Sublimit on such date.

        "Aggregate Outstanding Combined Credit Exposure" means at any date the aggregate of the Outstanding Combined Credit Exposure of all the Lenders.

        "Aggregate Outstanding Revolving Credit Exposure" means at any date the aggregate of the Outstanding Revolving Credit Exposure of all the Lenders.

        "Aggregate Revolving Credit Commitment" means the aggregate of the Revolving Credit Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof, with the "Aggregate Revolving Credit Commitment" on the Effective Date being $45,000,000.

        "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

        "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

        "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

        "Annex" refers to an annex to this Agreement, unless another document is specifically referenced.

        "Applicable Fee Rate" means, at any time, the percentage rate per annum at which commitment fees are accruing on the unused portion of the Aggregate Revolving Credit Commitment at such time as set forth in the Pricing Schedule.

        "Applicable Margin" means, with respect to Loans of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Loans of such Type as set forth in the Pricing Schedule.

        "Applicable Percentage" means for purposes of calculating the mandatory prepayment required pursuant to Section 2.7(iv)(c) for any fiscal year: (i) if on the last day of such fiscal year the outstanding principal balance of the Term Loan exceeded 50% of the original principal balance of the Term Loan, 75%, and (ii) if on the last day of such fiscal year the outstanding principal balance of the Term Loan did not exceed 50% of the original principal balance of the Term Loan, 50%.

        "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

        "Article" means an article of this Agreement unless another document is specifically referenced.

        "Authorized Officer" means any of the following Persons during such time as they are officers of the Borrower: Robert Whitman, Richard R. Putnam, Val John Christensen, J. Scott Nielsen or Steve Young, acting singly.

        "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

        "Borrower" means Franklin Covey Co., a Utah corporation, and its successors and assigns.

        "Borrower Collateral Documents" means, collectively, the Borrower Security Agreement, all Real Property Collateral Documents to which the Borrower is party and all other documents, instruments and agreements required to be delivered by the Borrower from time to time pursuant to Section 2.20, as the same may be amended or modified and in effect from time to time.

        "Borrower-Owned Pledged Shares" is defined in the Borrower Security Agreement.

        "Borrower Security Agreement" means a pledge and security agreement in the form of that attached hereto as Exhibit A or such other form as may be acceptable to the Agent, as the same may be amended or modified and in effect from time to time.

        "Borrowing Base" means on any date all Eligible Accounts and Eligible Inventory in which the Agent holds for the benefit of the Credit Providers a first priority, perfected Lien.

        "Borrowing Base Certificate" means a report in the form of that attached hereto as Exhibit B or such other form as is acceptable to the Agent, duly certified by a Responsible Officer.

        "Borrowing Date" means a date on which a Loan is made hereunder.

        "Borrowing Notice" is defined in Section 2.8.

        "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Loans, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

        "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles excluding (i) the cost of assets acquired with Capitalized Lease Obligations, and (ii) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss.

        "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

        "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

        "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

        "Change in Control" means: (i) with respect to the Borrower, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower, and (ii) with respect to any Material Subsidiary, if such Subsidiary shall cease to be a Wholly-Owned Subsidiary of the Borrower.

        "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

        "Collateral" means, collectively and severally, all property and assets of the Borrower and its Subsidiaries which are at any time subject to a Lien in favor of the Agent for the benefit of the Credit Providers under the Collateral Documents.

        "Collateral Shortfall Amount" is defined in Section 8.1.

        "Collateral Documents" means, collectively, the Borrower Collateral Documents and the Guarantor Collateral Documents.

        "Collateral Value of the Borrowing Base" means at any date:

(i)	During the period from the Effective Date to and including November 30, 2001, $45,000,000; and

(ii)	At all times thereafter, the sum of:

(a)	80% of the outstanding principal balance of Eligible Accounts included in the Borrowing Base at such date; plus

(b)	25% of the book value of Eligible Inventory consisting of tabs, forms and other supplies and 35% of the book value of all other Eligible Inventory included in the Borrowing Base at such date, in all cases determined in accordance with Agreement Accounting Principles (not to exceed 50% of the aggregate Collateral Value of the Borrowing Base at such date).

        "Commitment Schedule" means on any date a schedule setting forth the then current Aggregate Revolving Credit Commitment, the Swing Line Sublimit and, for each Lender, such Lender's current Revolving Credit Commitment, as such amount may be modified from time to time pursuant to the terms hereof, with the Commitment Schedule in effect at the date of this Agreement attached hereto as Annex 1.

        "Compliance Certificate" means a certificate in the form of that attached hereto as Exhibit C, duly executed by the chief financial officer of the Borrower.

        "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

        "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expenses for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary losses incurred other than in the ordinary course of business, and (vi) non-cash expenses relating to write downs, reserves and charges with respect to employee notes receivable held by the Borrower associated with executive compensation plans, minus, to the extent included in Consolidated Net Income, (y) extraordinary gains realized other than in the ordinary course of business and (ii) non-cash income relating to write downs, reserves and charges with respect to employee notes receivable held by the Borrower associated with executive compensation plans, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

        "Consolidated Funded Indebtedness" means at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.

        "Consolidated Indebtedness" means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

        "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

        "Consolidated Net Income" means, with reference to any period, the net income (or loss) before preferred dividends of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

        "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

        "Consolidated Rent Expense" means, with reference to any period, the Rentals of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

        "Consolidated Working Capital" means on any date: (i) the sum of (a) accounts receivable plus the book value of inventory of the Borrower and its Subsidiaries, as shown on the consolidated balance sheet of the Borrower, determined in accordance with Agreement Accounting Principles, minus (ii) accounts payable of the Borrower and its Subsidiaries, as shown on the consolidated balance sheet of the Borrower, determined in accordance with Agreement Accounting Principles.

        "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

        "Conversion/Continuation Notice" is defined in Section 2.9.

        "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

        "Credit Extension" means the funding of a Loan or the issuance of a Facility LC hereunder.

        "Credit Extension Date" means the Borrowing Date for a Loan or the issuance date for a Facility LC.

        "Credit Providers" means, collectively and severally: (i) the Lenders from time to time party hereto, and (ii) the Agent and the LC Issuer in their capacities as such hereunder.

        "Default" means an event described in Article VII.

        "Domestic Subsidiary" means a Subsidiary of the Borrower incorporated under the laws of a jurisdiction of the United States and which maintains its chief executive office in the United States.

        "Effective Date" means the date upon which this Agreement has been executed by all parties hereto and all conditions precedent to the first Credit Extension hereunder set forth in Section 4.1 have been satisfied.

        "Eligible Account" means at any date the gross amount, less discounts, credits or offsets of any nature and less accrued finance charges and delinquency charges, of the accounts receivable owing to the Borrower or a Guarantor by Account Debtors for which each of the following statements is accurate and complete (and the Borrower, by including such account receivable in any computation of the Collateral Value of the Borrowing Base, shall be deemed to represent and warrant to the Agent and the Lenders the accuracy and completeness of such statements):

(i)	Said account receivable is a binding and valid obligation of the Account Debtor thereon, in full force and effect and enforceable in accordance with its terms;

(ii)	Said account receivable is genuine, in all respects as appearing on its face or as represented in the books and records of the Borrower, and all material information set forth therein is true and correct;

(iii)	Said account receivable is free of all material default of any party thereto, counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise;

(iv)	The payment of said account receivable is not more than 60 days from the due date thereof;

(v)	Said account receivable is free of material concessions or understandings with the Account Debtor thereon of any kind not disclosed to and approved by the Lender in writing;

(vi)	Said account receivable is, and at all times will be, free and clear of all liens, encumbrances, charges, rights and interests of any kind, except in favor of the Agent for the benefit of the Credit Providers;

(vii)	Said account receivable is derived from sales made or services rendered to the Account Debtor in the ordinary course of the Borrower’s business;

(viii)	The Account Debtor on said account receivable (a) is located within the United Sates of America or the District of Columbia or Canada or, if not so located, is covered by Eximbank insurance or a letter of credit in form and substance acceptable to the Agent, which letter of credit names the Agent for the benefit of the Credit Providers as the beneficiary or which, if issued in favor of the Borrower has been assigned to the Agent for the benefit of the Credit Providers; (b) is not the subject of any bankruptcy or insolvency proceeding, nor has a trustee or receiver been appointed for all or a substantial part of its property, nor has said Account Debtor made an assignment for the benefit of creditors, admitted its inability to pay its debts as they mature or suspended its business; (c) is not a state or federal governmental department, commission, board, bureau or agency ; and (d) is not affiliated, directly or indirectly, with the Borrower, whether as an Affiliate, employee or otherwise;

(ix)	Said account receivable did not arise from sales to an Account Debtor as to whom 25% or more of the total accounts receivable owing by such Account Debtor to the Borrower and the Guarantors are delinquent more than 60 days from the due date thereof;

(x)	Said account receivable did not arise from sales to an Account Debtor who is located in a jurisdiction in which the Borrower or the Guarantor generating such receivable is not qualified to do business and in good standing or where there exist other legal restrictions on the right of the Borrower or the Guarantor, as applicable, to pursue legal remedies in such jurisdiction against such Account Debtor with respect to such account receivable;

(xi)	The Account Debtor on said account receivable has not delivered a check or other form of payment on account thereof which payment is being “held” by the Borrower or the Guarantors for later application against said account receivable; and

(xii)	Said account receivable is otherwise satisfactory to the Agent, in its sole discretion.

        "Eligible Inventory" means at any date all inventory as defined in the New York Uniform Commercial Code for which each of the following statements is accurate and complete (and the Borrower, by including such inventory in any computation of the Collateral Value of the Borrowing Base, shall be deemed to represent and warrant to the Agent and the Lenders the accuracy and completeness of such statements):

(i)	Said inventory is owned by the Borrower or a Guarantor free and clear of all security interest, liens, encumbrances and claims of any third party other than Agent for the benefit of the Credit Providers;

(ii)	Said inventory: (a) is located in the States described on Annex 2, as such may be amended from time to time by mutual written consent of the Borrower and the Agent, (b) is not located at the home of any employee of the Borrower or any Guarantor, and (c) is not in transit (other than in transit between warehouses and retail stores);

(iii)	Said inventory does not consist of raw materials, work-in-process or inventory which the Agent, in its reasonable discretion, deems to be obsolete, unsalable, slow moving, damaged, defective or unfit for further processing; and

(iv)	Except as otherwise agreed by the Agent, in its sole discretion, there has been executed and delivered to the Agent such consents to removal of property, bailee letters and consents of third parties as the Agent shall have required and, if said inventory is held by a third party which has issued a negotiable warehouse receipt or other evidence of title thereof, such evidence of title shall have been delivered to the Agent.

        "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

        "Escrow Holder" means First American Title Insurance Company, Utah Division, at its offices at 830 East 400 South, Salt Lake City, Utah 84111.

        "Escrow Instructions" means escrow instructions delivered to the Escrow Holder in connection with the closing of the transactions contemplated hereby in form and substance acceptable to the Agent.

        "Eurodollar Base Rate" means, with respect to a Eurodollar Loan for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

        "Eurodollar Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

        "Eurodollar Rate" means, with respect to a Eurodollar Loan for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

        "Excess Cash Flow" means for any fiscal year of the Borrower: (i) Consolidated EBITDA minus (ii) the sum of: (a) Consolidated Capital Expenditures, (b) principal payments made on Consolidated Indebtedness for borrowed money (exclusive of mandatory prepayments made pursuant to Section 2.7(iv)(c) during such fiscal year on account of Excess Cash Flow for the preceding fiscal year), (c) cash interest payments, and (d) cash tax payments, and plus or minus, as applicable (iii) the increase or decrease, as of the last day of such fiscal year from the last day of the immediately preceding fiscal year, in Consolidated Working Capital.

        "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

        "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

        "Existing Credit Agreement" means that certain Credit Agreement dated as of October 8, 1999 by and among the Borrower, the lenders party thereto, Bank One as the Agent for the lenders, Bank One and Zions as the Co-Agents, and Banc One Capital Markets, Inc. as the Lead Arranger and Sole Book Runner, as amended.

        "Existing LCs" means those Letters of Credit issued and on the Effective Date outstanding under the Existing Credit Agreement, which Letters of Credit are described on Annex 3.

        "Existing Premier Agendas Facility" means that certain credit facility evidenced by that certain Business Loan Agreement dated as of March 27, 2000 between Premier Agendas and Bank of America, N.A. and the documents, instruments and agreements executed by Premier Agendas in connection therewith, as amended from time to time.

        "Facility LC" is defined in Section 2.19.1.

        "Facility LC Application" is defined in Section 2.19.3.

        "Facility LC Collateral Account" is defined in Section 2.19.11.

        "Facility Termination Date" means May 30, 2004 or any earlier date on which the Aggregate Revolving Credit Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

        "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

        "Final Installment" is defined in Section 2.2(iv).

        "Floating Rate" means, for any day, a rate per annum equal to: (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

        "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

        "Foreign Subsidiary" means a Subsidiary of the Borrower which is not incorporated under the laws of a jurisdiction of the United States and which does not maintain its chief executive office in the United States.

        "Guarantor" means each of the Initial Guarantors and each other Wholly-Owned Domestic Subsidiary of the Borrower required to execute and deliver a Guaranty and Guarantor Collateral Documents following the Effective Date pursuant to Section 2.20, and its successors and assigns.

        "Guarantor Collateral Documents" means, collectively, the Guarantor Security Agreements, the Real Property Collateral Documents to which the Guarantors or any of them are party and all other documents, instruments and agreements required to be delivered by the Guarantors from time to time pursuant to Section 2.20, as the same may be amended or modified and in effect from time to time.

        "Guarantor-Owned Pledged Shares" is defined with respect to each Guarantor in such Guarantor's Guarantor Security Agreement.

        "Guarantor Security Agreement" means a pledge and security agreement in the form of that attached hereto as Exhibit D or such other form as may be acceptable to the Agent, as it may be amended or modified and in effect from time to time.

        "Guaranty" means a guaranty in the form of that attached hereto as Exhibit E executed by a Guarantor in favor of the Agent, for the ratable benefit of the Credit Providers, or such other form as may be acceptable to the Agent, as it may be amended or modified and in effect from time to time.

        "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) any liabilities for accrued and unpaid earnout or similar obligations associated with Acquisitions, (viii) Contingent Obligations, (ix) the dollar amount of any revolving securitization of trade or notes receivable, and (x) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

        "Initial Guarantors" means those Wholly-Owned Domestic Subsidiaries of the Borrower described on Annex 4.

        "Initial Installment" is defined in Section 2.2(i).

        "Intellectual Property Collateral" is defined: (i) as to the Borrower, in the Borrower Security Agreement, and (ii) as to each Guarantor, in such Guarantor's respective Guarantor Security Agreement.

        "Interest Period" means, with respect to a Eurodollar Loan, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

        "Interim Equal Installments" is defined in Section 2.2(ii).

        "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

        "LC Fee" is defined in Section 2.19.4.

        "LC Issuer" means Bank One, in its capacity as issuer of Facility LCs hereunder and, to the extent relevant to the Existing Letters of Credit, Zions, in its capacity as the issuer thereof under the Existing Credit Agreement.

        "LC Obligations" means, at any time, the sum, without duplication, of: (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

        "LC Payment Date" is defined in Section 2.19.5.

        "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns and shall include, unless otherwise specified, the Swing Line Lender in its capacity as such.

        "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

        "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

        "Leverage Ratio" means the ratio calculated pursuant to Section 6.23.2.

        "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

        "Loan" means each Revolving Loan made pursuant to Section 2.1, the Term Loan or portions thereof outstanding as different Types made pursuant to Section 2.2 and each Swing Line Loan made pursuant to Section 2.3, and shall include any conversion or continuation of any Revolving Loan or portion of the Term Loan held by such Lender to another Type.

        "Loan Documents" means this Agreement and any Notes issued pursuant to Section 2.13, the Facility LC Applications, the Borrower Collateral Documents, the Guaranties, the Guarantor Collateral Documents and all documents, instruments and agreements evidencing the Rate Management Obligations.

        "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder, or (iv) the perfection or priority of the Agent's Lien for the benefit of the Credit Providers in the Collateral.

        "Material Subsidiary" means a Wholly-Owned Subsidiary of the Borrower which the Agent, in its sole and absolute discretion, determines from time to time bears a material relationship to the business, operations, affairs, financial condition, assets, properties or prospects of the Borrower and its Subsidiaries taken as a whole.

        "Modify" and "Modification" are defined in Section 2.19.1.

        "Moody's" means Moody's Investors Service, Inc.

        "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

        "Net Cash Proceeds" means with respect the to sale or other disposition of any Property or the issuance of any debt or equity securities, the gross cash proceeds received less reasonable and customary transaction costs (including any taxes due as a result of any gain on the sale or other disposition of such Property).

        "Non-U.S. Lender" is defined in Section 3.5(iv).

        "Note" is defined in Section 2.13.

        "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents, including, without limitation, all Rate Management Obligations of the Borrower or any Guarantor to any Lender.

        "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

        "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

        "Other Taxes" is defined in Section 3.5(ii).

        "Outstanding Combined Credit Exposure" means for any Lender at any date the sum of: (i) such Lender's Outstanding Revolving Credit Exposure, plus (ii) an amount equal to such Lender's Pro Rata Share of the outstanding principal balance of the Term Loan.

        "Outstanding Revolving Credit Exposure" means for any Lender at any date the sum of: (i) such Lender's Pro Rata Share of Revolving Loans outstanding, plus (ii) an amount equal to such Lender's Pro Rata Share of the LC Obligations and plus (iii) an amount equal to such Lender's Pro Rata Share of Swing Line Loans outstanding.

        "Participants" is defined in Section 12.2.1.

        "Payment Date" means the last day of each calendar month.

        "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

        "Permitted Real Property Encumbrances" means Liens permitted under subsections (i), (ii) and (iv) of Section 6.15 and other Liens that the Agent has agreed will be acceptable to be listed as exceptions to title in the lender's title policies to be issued to the Agent insuring the deeds of trust and other security instruments covering the Real Properties, as set forth in the Escrow Instructions.

        "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

        "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

        "Premier Agendas" means Premier Agendas, Inc., a direct, Wholly-Owned Subsidiary of the Borrower.

        "Pricing Schedule" means Annex 5 attached hereto, as the same may be amended from time to time.

        "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

        "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

        "Pro Rata Share" shall mean for any Lender, the ratio, expressed as a percentage, which such Lender's Outstanding Combined Credit Exposure bears to the Aggregate Outstanding Combined Credit Exposure; provided, however, that following the occurrence of an Event of Default and acceleration of the Obligations, the term "Pro Rata Share" shall mean for any Lender, the ratio, expressed as a percentage, which such Lender's Outstanding Combined Credit Exposure plus all Rate Management Obligations held by such Lender included in the "Obligations" bears to the Aggregate Outstanding Combined Credit Exposure plus all Rate Management Obligations held by all Lenders included in the "Obligations".

        "Purchasers" is defined in Section 12.3.1.

        "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

        "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

        "Real Property" means, collectively, each fee owned and leasehold parcel of real property pledged from time to time to the Agent for the benefit of the Credit Providers for the Obligations.

        "Real Property Collateral Documents" means all deeds of trust, mortgages, security deeds and other documents of encumbrance covering Real Property and all other documents, instruments and agreements, including, without limitation, environmental indemnities, estoppel certificates, attornment agreements, subordination agreements, title policies (with acceptable endorsements and reinsurance coverage) and consents and acknowledgments of third parties is deemed necessary or desirable by the Agent to obtain for the Agent for the benefit of the Credit Providers a Lien on the Real Property subject only to Permitted Real Property Encumbrances.

        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

        "Reimbursement Obligations" means at any date the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

        "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

        "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

        "Reports" is defined in Section 9.6.

        "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Outstanding Combined Credit Exposure.

        "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

        "Response Date" is defined in Section 2.19.

        "Revolving Credit Commitment" means, for each Lender on any date, the obligation of such Lender to make Revolving Loans and participate in Swing Line Loans and Facility LCs in an aggregate dollar amount not exceeding the amount set forth on the then current Commitment Schedule, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

        "Revolving Loan" is defined in Section 2.1.

        "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

        "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

        "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

        "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

        "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

        "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Agent.

        "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

        "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

        "Swing Line Lender" means Zions, in its capacity as the funding agent for Swing Line Loans made pursuant to Section 2.3, or such other Lender as may succeed to its rights and obligations as the Swing Line Lender pursuant to the terms of this Agreement.

        "Swing Line Borrowing Notice" is defined in Section 2.3.2.

        "Swing Line Loan" is defined in Section 2.3.1.

        "Swing Line Sublimit" $10,000,000, as such amount may be permanently reduced from time to time as provided in Section 2.3.2.

        "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

        "Term Loan" is defined in Section 2.2.

        "Transferee" is defined in Section 12.4.

        "Type" means, with respect to any Revolving Loan and the Term Loan and portions thereof, its nature as a Floating Rate Loan or a Eurodollar Loan, and with respect to any Swing Line Loan, its nature as a Floating Rate Loan.

        "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

        "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

        "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

        "Year 3 Balloon Payment" is defined in Section 2.2(iii).

        "Zions" means Zions First National Bank, a national banking association having its principal office in Salt Lake City, Utah, in its individual capacity, and its successors.

        The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE CREDITS

        2.1.       Revolving Credit Facility; Required Payments.  From and including the Effective Date and prior to the Facility Termination Date, each of the Lenders severally agrees, on the terms and conditions set forth in this Agreement, to advance loans (each a "Revolving Loan"), pro rata in accordance with their respective Pro Rata Shares, in an amount not to exceed the lesser of:

(i)	The Aggregate Available Revolving Credit Commitment less the LC Obligations outstanding on such date, and

(ii)	The Collateral Value of the Borrowing Base less the LC Obligations outstanding on such date and Swing Line Loans outstanding on such date (other than Swing Line Loans which will be repaid with Revolving Loans to be funded on such date);

provided, however, that in no event shall any Lender be required to make any advance hereunder if upon the funding thereof such Lender’s Outstanding Revolving Credit Exposure would exceed its Revolving Credit Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date. The Revolving Credit Commitments of all Lenders shall expire on the Facility Termination Date and any and all Revolving Loans then outstanding and interest accrued and unpaid thereon shall be due and payable on the Facility Termination Date.

        2.2.        Term Loan Facility; Required Payments.  On the Effective Date, each of the Lenders severally agrees, on the terms and conditions set forth in this Agreement, to advance a loan (the "Term Loan"), pro rata in accordance with their respective Pro Rata Shares, in an amount requested by the Company (not to exceed $69,000,000). Following the Effective Date, the Borrower shall have no further right to borrow under this Section 2.2, it being acknowledged and agreed that the Term Loan must be disbursed in a single disbursement on such date. The principal amount of the Term Loan shall be payable in installments in accordance with the following amortization schedule:

(i)	On November 30, 2001, one installment of $15,000,000 (the "Initial Installment");

(ii)	On the last day of each February, May, August and November, commencing February 28, 2002 to and including May 31, 2004, 10 consecutive equal installments each in the amount of $2,000,000 (the “Interim Equal Installments”);

(iii)	On June 30, 2004, one installment in an amount equal to: (1) $36,000,000 minus (2) the aggregate dollar amount of payments made on account of principal outstanding under the Term Loan prior to such date (the “Year 3 Balloon Payment”); and

(iv)	On March 31, 2005, such amount as is necessary to repay the Term Loan and interest accrued and unpaid thereon in full (the “Final Installment”).

Principal amounts paid on account of the Term Loan, whether regularly scheduled payments or prepayments permitted or required pursuant to Section 2.7 may not be reborrowed.

        2.3.       Swing Line Facility; Required Payments; Participation of Lenders.

        2.3.1       Swing Line Credit Lending Limit.   From and including the Effective Date and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make credit extensions to the Borrower in the form of overdrafts permitted under accounts of the Borrower maintained with the Swing Line Lender (each a "Swing Line Loan") in an aggregate amount not to exceed at any date outstanding the lesser of:

(i)	The Aggregate Revolving Credit Commitment less the aggregate dollar amount of Revolving Loans outstanding and less the LC Obligations on such date;

(ii)	The Collateral Value of the Borrowing Base less the aggregate dollar amount of Revolving Loans outstanding and less the LC Obligations on such date; and

(iii)	The Swing Line Sublimit;

provided, however, that in no event shall the Swing Line Lender make any Swing Line Loan hereunder if upon the creation thereof the Swing Line Lender’s Outstanding Revolving Credit Exposure would exceed its Revolving Credit Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

        2.3.2       Permanent Reductions of Swing Line Sublimit.   The Borrower may on any date, in its sole and absolute discretion, elect to permanently reduce the Swing Line Sublimit to zero or in increments of $1,000,000 by delivering written notice (which may be by facsimile transmission) of such election to the Agent and the Swing Line Lender, such reduction to be effective on the third Business Day following the delivery of such notice. On the effective date of any reduction of the Swing Line Sublimit, the Borrower shall pay to the Swing Line Lender the full amount of Swing Line Loans outstanding in excess of the Swing Line Sublimit after giving effect to such reduction.

        2.3.3       Interest on Swing Line Loans.   Each Swing Line Loan shall bear interest at the Floating Rate.

        2.3.4       Repayment of Swing Line Loans.  Subject to the payment requirement set forth in Section 2.3.2 above upon any permanent reduction of the Swing Line Sublimit, Swing Line Loans outstanding shall be paid in full by the Borrower upon the earlier to occur of: (i) the Business Day immediately following the date demand therefor is made by the Swing Line Lender, in its sole and absolute discretion (which demand may be telephonic), and (ii) the Facility Termination Date.

        2.3.5       Absolute Obligation to Refund.  Each Lender's obligation to make Revolving Loans pursuant to Section 2.5.4 the proceeds of which will be utilized to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lender or any other Person, (ii) the occurrence or continuance of a Default or Unmatured Default, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, or (iv) any other circumstances, happening or event whatsoever; provided, however, that the obligation of the Lenders to advance Revolving Loans to repay Swing Line Loans made by the Swing Line Lender on any date on which the Swing Line Lender's personnel responsible for administering the credit facility hereunder had actual knowledge of the existence of a Default, shall be limited to those Swing Line Loans made on such date with the consent (which may be telephonic) of those Lenders with the authority to waive such Default. In the event that any Lender fails to make payment to the Agent of any amount required by it under this Section 2.3.5, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount required by it under this Section 2.3.5, such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Lender's Pro Rata Share thereof, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received.

        2.4       Types of Loans.  Revolving Loans and portions of the Term Loan outstanding from time to time may be Floating Rate Loans or Eurodollar Loans, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

        2.5        Facility Fee; Reductions in Aggregate Revolving Credit Commitment.   The Borrower agrees to pay to the Agent for the account of each Lender a facility fee at a per annum rate equal to the Applicable Fee Rate on the daily average of such Lender's Commitment from the Effective Date to and including the Facility Termination Date, payable on last day of each fiscal quarter, commencing August 31, 2001, and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Revolving Credit Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Credit Commitment may not be reduced below the aggregate principal amount of the Aggregate Outstanding Revolving Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

        2.6       Minimum Amount of Each Loan.  Each Eurodollar Loan shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Loan (other than a Revolving Loan to repay Swing Line Loans) shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Loan may be in the amount of the unused Aggregate Revolving Credit Commitment.

        2.7       Optional and Mandatory Prepayments.

(i)	The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Loans (other than Swing Line Loans), or, in a minimum aggregate amount of $1,000,000, any portion of the outstanding Floating Rate Loans upon two Business Days' prior notice to the Agent. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Agent and the Swing Line Lender by 11:00 a.m. (Chicago time) on the date of repayment.

(ii)	The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Loans, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Loans upon three Business Days' prior notice to the Agent.

(iii)	The Borrower shall prepay outstanding Revolving Loans on any date upon which the Aggregate Outstanding Revolving Credit Exposure shall exceed the Collateral Value of the Borrowing Base by the full amount of such excess.

(iv)	In addition to and not in lieu of regularly scheduled installments of principal on the Term Loan (other than as specifically provided in subsections (1), (2) and (3) below) required pursuant to Section 2.2, the Term Loan shall be subject to mandatory prepayment as follows:

(a)	Upon the sale, transfer or other disposition of any Property of the Borrower or any of its Subsidiaries for total consideration in excess of $1,000,000 during any consecutive 12-month period, commencing July 1, 2001 (excluding sales of inventory of the Borrower and its Subsidiaries in the ordinary course of business), the Borrower shall remit to the Agent for disbursement to the Lenders in accordance with their Pro Rata Shares 100% of the Net Cash Proceeds thereof;

(b)	Upon the issuance of debt or equity securities of the Borrower or any of its Subsidiaries (other than securities issued: (1) as payment in kind for cash amounts otherwise payable on account of outstanding debt or equity securities or (2) in non-cash transactions in connection with the exercise of outstanding options), the Borrower shall remit to the Agent for disbursement to the Lenders in accordance with their Pro Rata Shares 100%, in the case of debt securities, and 75%, in the case of equity securities, of the Net Cash Proceeds thereof;

(c)	On or before January 31 of each calendar year (or, if the Borrower shall change its fiscal year following the Effective Date, on or before such date as may be mutually agreed by the Borrower and the Agent (but in no event later than the last day of the fifth month following the last day of each fiscal year)), the Borrower shall remit to the Agent for disbursement to the Lenders in accordance with their respective Pro Rata Shares: (1) Excess Cash Flow for the most recently ended fiscal year, multiplied by (2) the Applicable Percentage;

(d)	No later than 10 days following the end of each calendar month, the Borrower shall remit to the Agent for disbursement to the Lenders in accordance with their Pro Rata Shares 100% of amounts paid or recovered on account of employee notes receivable held by the Issuer associated with executive compensation plans during the previous month; and

(e)	No later than 30 days following the receipt thereof, the Borrower shall remit to the Agent for disbursement to the Lenders in accordance with their Pro Rata Shares 100% of Net Cash Proceeds received under any casualty or property damage insurance covering any Property of the Borrower and its Subsidiaries to the extent such proceeds are not used, as provided in the Collateral Documents, to reimburse the costs and expenses of the owner of the related Property or to replace or restore the property damaged or destroyed and 100% of all proceeds of any condemnation or other taking of Property of the Borrower and its Subsidiaries.

All prepayments remitted as mandatory prepayments on account of the Term Loan pursuant to this Section 2.7(iv) shall be applied as follows:

(1)	First, to the Initial Installment until the Initial Installment shall have been paid in full;

(2)	Then, against the Interim Equal Installments and the Year 3 Balloon Installment, pro rata in an amount equal to the amount of such prepayment divided by the number of Interim Equal Installments remaining plus the Year 3 Balloon Installment until the Interim Equal Installments and the Year 3 Balloon Installment shall have been paid in full; and

(3)	Then, to the Final Installment.

        2.8       Method of Selecting Types and Interest Periods for Loans.   The Borrower shall select the Type of Loan and, in the case of each Eurodollar Loan, the Interest Period applicable thereto from time to time. With respect to the Term Loan and each Revolving Loan to be funded on the Effective Date and, thereafter, with respect to each Revolving Loan, the Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Loan (other than a Swing Line Loan) and three Business Days before the Borrowing Date for each Eurodollar Loan, specifying:

(i)	the Borrowing Date, which shall be a Business Day, of such Loan,

(ii)	the aggregate amount of such Loan,

(iii)	the Type selected, and

(iv)	in the case of each Eurodollar Loan, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Pro Rata Share of such Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent’s aforesaid address.

        2.9       Conversion and Continuation of Outstanding Loans.   Floating Rate Loans (other than Swing Line Loans) shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Loans pursuant to this Section 2.9 or are paid or prepaid, as permitted or required hereunder. Each Eurodollar Loan shall continue as a Eurodollar Loan until the end of the then applicable Interest Period therefor, at which time such Eurodollar Loan shall be automatically converted into a Floating Rate Loan unless (x) such Eurodollar Loan is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Loan continue as a Eurodollar Loan for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Loan (other than a Swing Line Loan) into a Eurodollar Loan. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Loan into a Eurodollar Loan or continuation of a Eurodollar Loan not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

(i)	the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)	the aggregate amount and Type of the Loan which is to be converted or continued, and

(iii)	the amount of such Loan which is to be converted into or continued as a Eurodollar Loan and the duration of the Interest Period applicable thereto.

        2.10       Changes in Interest Rate, Etc.   Each Floating Rate Loan (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made or is automatically converted from a Eurodollar Loan into a Floating Rate Loan pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Loan pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Loan maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Loan based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date. The Borrower shall select Interest Periods applicable to portions of the Term Loan being maintained as Eurodollar Loans so that it is not necessary to repay any portion of a Eurodollar Loan prior to the last day of the applicable Interest Period in order to make a regularly scheduled payment required pursuant to Section 2.2.

        2.11       Rates Applicable After Default.   Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Loan may be made as, converted into or continued as a Eurodollar Loan. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Loan shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Loan shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

        2.12       Method of Payment.  All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders or as otherwise specifically required hereunder and except with respect to repayments of Swing Line Loans) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

        2.13       Noteless Agreement; Evidence of Indebtedness.  (i)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)	The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original statement amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

(iii)	The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv)	Any Lender may request that its Pro Rata Share of Loans be evidenced by a promissory note in substantially the form of, in the case of Revolving Loans, Exhibit F-1 , in the case of the Term Loan, Exhibit F-2 , and, in the case of Swing Line Loans, Exhibit F-3 (each, a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender. Thereafter, the Lender's Pro Rata Share of Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

        2.14       Telephonic Notices.   The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Loans, effect selections of Types of Loans and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

        2.15       Interest Payment Dates; Interest and Fee Basis.   Interest accrued on each Floating Rate Loan shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Effective Date hereof, on any date on which the Floating Rate Loan is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Loan converted into a Eurodollar Loan on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Loans, commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Loans shall be calculated for actual days elapsed on the basis of a 365, or when appropriate 366, day year. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

        2.16       Notification of Loans, Interest Rates, Prepayments and Commitment Reductions.    Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Credit Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

        2.17       Lending Installations.    Each Lender may book its Pro Rata Share of Loans and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in the LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer , as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

        2.18       Non-Receipt of Funds by the Agent.   Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

        2.19       Facility LCs.

        2.19.1       Issuance.   The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed the lesser of: (a) $5,000,000, and (b) the Collateral Value of the Borrowing Base minus the amount of all Revolving Loans and Swing Line Loans outstanding, and (ii) the Aggregate Outstanding Revolving Credit Exposure shall not exceed the Aggregate Revolving Credit Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance. Under the Existing Credit Agreement, Zions, as the "LC Issuer" (as defined therein) issued the Existing Letters of Credit. Effective as of the Effective Date, the Existing Letters of Credit shall be deemed "Facility LCs for all purposes of this Agreement and the other Loan Documents. All issuance fees paid to the "Lenders" under (and as defined in) the Existing Credit Agreement with respect to the Existing Letters of Credit shall be pro rated as of the Effective Date and the Lenders hereunder allocated their respective Pro Rata Shares thereof by those of the Lenders which were "Lenders" under the Existing Credit Agreement..

        2.19.2       Participations.   Effective upon the Effective Date with respect to the Existing Letters of Credit and following the Effective Date upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

        2.19.3       Notice.   Subject to Section 2.19.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

        2.19.4       LC Fees.   The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, (i) with respect to each standby Facility LC, a letter of credit fee computed at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on the last Business Day of each fiscal quarter and on the Facility Termination Date, and (ii) with respect to each commercial Facility LC, a one-time letter of credit fee in an amount equal to such percentage of the initial stated amount (or, with respect to a Modification of any such commercial Facility LC which increases the stated amount thereof, such increase in the stated amount) as the LC Issuer may require consistent with its customary practices for similar letters of credit, such fee to be payable on the date of such issuance or increase (each such fee described in this sentence an "LC Fee"). The Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee equal to 0.15% of the stated amount of such Facility LC, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

        2.19.5       Administration; Reimbursement by Lenders.   Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Loans.

        2.19.6       Reimbursement by Borrower.   The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Loans for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Loans for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.19.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request a Revolving Loan hereunder for the purpose of satisfying any Reimbursement Obligation.

        2.19.7       Obligations Absolute.   The Borrower's obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.19.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.

        2.19.8       Actions of LC Issuer.   The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

        2.19.9       Indemnification.   The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

        2.19.10       Lenders' Indemnification.   Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

        2.19.11       Facility LC Collateral Account.   The Borrower agrees that it will, upon the request of the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.19.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

        2.19.12       Rights as a Lender.   In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

        2.20       Collateral and Other Credit Support.   As collateral and other credit support for the payment and performance of the Obligations:

(i)	On or before the Effective Date the Borrower shall execute and deliver and shall cause to be executed and delivered to the Agent for the benefit of the Credit Providers:

(a)	The Borrower Security Agreement;

(b)	The Borrower-Owned Pledged Shares accompanied by blank stock transfer powers or such other documents, instruments and agreements as are deemed necessary or desirable by the Agent to effect transfer of the ownership of the Borrower-Owned Pledged Shares following the occurrence of an Default and acceleration of the Obligations;

(c)	The Real Property Collateral for all Real Property in which the Borrower has an interest;

(d)	Supplemental security agreements covering all federally registered Intellectual Property Collateral in which the Borrower has an interest in form acceptable for filing in the Patent and Trademark Office and the U.S. Copyright Office, accompanied by irrevocable power of attorney in favor of the Agent in form and substance acceptable to the Agent;

(e)	Such UCC-1 financing statements as the Agent may reasonably require; and

(f)	Such other documents, instruments and agreements as the Agent may reasonably require.

(ii)	On or before the Effective Date the Borrower shall cause to be executed and delivered to the Agent for the benefit of the Credit Providers from each of the Initial Guarantors:

(a)	A Guarantor Security Agreement;

(b)	The Guarantor-Owned Pledged Shares of such Initial Guarantor accompanied by blank stock transfer powers or such other documents, instruments and agreements as are deemed necessary or desirable by the Agent to effect transfer of the ownership of such Guarantor-Owned Pledged Shares following the occurrence of an Default and acceleration of the Obligations;

(c)	The Real Property Collateral for all Real Property in which such Initial Guarantor has an interest;

(d)	Supplemental security agreements covering all federally registered Intellectual Property Collateral in which such Initial Guarantor has an interest in form acceptable for filing in the U.S. Patent and Trademark Office and the U.S. Copyright Office, accompanied by irrevocable power of attorney in favor of the Agent in form and substance acceptable to the Agent;

(e)	Such UCC-1 financing statements as the Agent may require; and

(f)	Such other documents, instruments and agreements as the Agent may reasonably require.

(iii)	Upon the earlier to occur of: (a) December 1, 2001 and (b) the date upon which the Existing Premier Agendas Facility shall have terminated, from Premier Agendas each of the documents, instruments and agreements delivered by the Initial Guarantors pursuant to subsection (ii) above, which shall include, without limitation, consents to removal of property from each of the printers at whose locations Premier Agendas inventory is from time to time located.

(iv)	From time to time following the Effective Date the Borrower shall cause to be executed and delivered to the Agent for the benefit of the Credit Providers from each Material Subsidiary formed or acquired following the Effective Date or which existed on the Effective Date and which the Agent has determined constitutes a Material Subsidiary notwithstanding that such Subsidiary as not included in the Initial Guarantors (other than Premier Agendas, as to which the requirements of subsection (iii) above shall supersede this subsection (iv)), the documents, instruments and agreements provided by each of the Initial Guarantors as a condition precedent to the Effective Date, including, without limitation, corporate authorizations and opinions of counsel.

(v)	From time to time following the Effective Date the Borrower shall execute and deliver and shall cause to be executed and delivered to the Agent for the benefit of the Credit Providers such additional documents, instruments and agreements as are in the Agent's judgment necessary or desirable to obtain and maintain for the Agent for the benefit of the Credit Providers the benefit of the Collateral and the Loan Documents.

ARTICLE III

YIELD PROTECTION; TAXES

        2.19.10       Yield Protection.   If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)	subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

(ii)	imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Loans), or

(iii)	imposes any other condition the result of which is to increase the cost to any Lender or the LC Issuer or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer of making or maintaining its Eurodollar Loans or Revolving Credit Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Revolving Credit Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

        3.2       Changes in Capital Adequacy Regulations.   If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer reasonably determines is attributable to this Agreement, its Loans, its Outstanding Revolving Credit Exposure, its Pro Rata Share of the Term Loan outstanding, its Revolving Credit Commitment to make Loans or to issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

        3.3       Availability of Types of Loans.  If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Loans are not available or (ii) the interest rate applicable to Eurodollar Loans does not accurately reflect the cost of making or maintaining Eurodollar Loans, then the Agent shall suspend the availability of Eurodollar Loans and require any affected Eurodollar Loans to be repaid or converted to Floating Rate Loans, subject to the payment of any funding indemnification amounts required by Section 3.4.

        3.4       Funding Indemnification.  If any payment of a Eurodollar Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Loan is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Loan.

        3.5       Taxes.  (i)  All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(ii)	In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

(iii)	The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

(iv)	Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v)	For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(vi)	Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(vii)	If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

        3.6       Lender Statements; Survival of Indemnity.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Loans under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

        4.1       Initial Credit Extension.  The Lenders shall not be required to make the initial Credit Extension hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders, duly certified, executed by the parties thereto, acknowledged and in recordable form, as applicable:

(i)	Copies of the Articles or certificate of incorporation of the Borrower and each of the Initial Guarantors, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

(ii)	For the Borrower and each of the Initial Guarantors, copies, certified by the Secretary or Assistant Secretary of such Person, of its by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Person is a party.

(iii)	For the Borrower and each of the Initial Guarantors, an incumbency certificate, executed by the Secretary or Assistant Secretary of such Person, which shall identify by name and title and bear the signatures of the officers of the such Person authorized to sign the Loan Documents to which such Person is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

(iv)	A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

(v)	A written opinion of Parr Waddoups Brown Gee & Loveless, PC, counsel to the Borrower and the Initial Guarantors, addressed to the Agent and the Lenders in substantially the form of Exhibit G.

(vi)	Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

(vii)	Written money transfer instructions, in substantially the form of Exhibit H, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

(viii)	From the Borrower, the documents, instruments and agreements required pursuant to Section 2.20(i).

(ix)	From each of the Initial Guarantors, the documents, instruments and agreements required pursuant to Section 2.20(ii).

(x)	From EDS Information Services, LLC, such consents to assignment, attornment and other agreements as the Agent shall require.

(xi)	The insurance certificate described in Section 5.20 accompanied by certificates of the issuers of the insurance described therein evidencing that the Agent for the benefit of the Credit Providers is named as a loss payee and additional insured, as applicable, thereunder.

(xii)	Acknowledgment copies of all UCC-1 financing statements required by the Agent to be filed hereunder prior to the initial Credit Extension, each accompanied by a UCC search showing such financing statement as duly filed and evidencing the first priority of the security interest of the Agent for the benefit of the Credit Providers perfected thereby.

(xiii)	An appraisal of the Real Property in form and detail satisfactory to the Agent prepared on the basis of methodology and by the Agent or an independent MAI appraiser acceptable to the Agent and which appraisal has been reviewed and approved by the Agent.

(xiv)	Evidence reasonably satisfactory to the Agent that a title insurance company acceptable to the Agent is irrevocably and unconditionally committed to issue a title insurance policy or policies acceptable to the Agent covering the Real Property on the American Land Title Association Loan Policy (with extended coverage), Form 1970, Amended 10-17-70 showing fee title vested in the Borrower or a Guarantor, with reinsurance as required by the Agent under an ALTA Facultative Reinsurance Agreement with Direct Access, modified as required by the Agent, with an aggregate liability limit acceptable to the Agent, insuring that each deed of trust or other security document encumbering the Real Property constitutes a valid, fully perfected Lien on the fee or leasehold and appurtenant easement interests in the Real Property, subject only to Permitted Collateral Exceptions, and which contains: (a) full coverage against claims of mechanics’ lienors, (b) no exceptions or conditions other than exceptions and conditions approved in writing by the Agent, and (c) endorsements and such other coverage and affirmative statements as the Agent or its counsel may reasonably require.

(xv)	Copies of recorded and/or filed releases, reconveyances and terminations of all prior liens, mechanic lien foreclosures and/or lis pendens which appear of record against the Real Property within one hundred twenty (120) days of the Effective Date, and evidence satisfactory to the Agent that all such items have been released or reconveyed prior to the Effective Date (it being expressly agreed and understood that, except as expressly agreed to by the Agent prior to the Effective Date, no liens will be permitted to remain by means of indemnification or by delayed reconveyance).

(xvi)	With respect to any Real Property which is leased or subleased by the Borrower or any Guarantor to another Person, a rent roll, certified by a responsible officer of the Borrower as accurate and complete and setting forth such information regarding the leases and other occupancy agreements to which such Real Property is subject as the Agent may reasonably request.

(xvii)	Level I environmental reports evidencing an environmental audit of the Real Property performed by an environmental consulting firm acceptable to the Agent to identify the presence of any environmental hazards, including asbestos and other waste, and which audit shall have included (a) a site visit and visual inspection of the Real Property and adjacent properties by a trained professional, (b) a review of applicable historical information about the Real Property and adjacent properties, (c) appropriate inquiries with federal, state and local environmental agencies and/or building departments, and (d) an asbestos survey in which samples were taken and tested of suspected materials.

(xviii)	Such other information, documents and certifications concerning the Real Property as the Agent may reasonably request, including, without limitation, soils and geological reports, the permanent certificate of occupancy for the Real Property and all interior space therein, any applicable building/zoning code ordinances and zoning maps, and certified engineering reports.

(xix)	A solvency certificate in form and substance acceptable to the Agent duly executed by a responsible financial officer of the Company.

(xx)	Evidence satisfactory to the Agent that all fees, costs and expenses which are payable on or before the Effective Date have been, or will on the Effective Date be, paid in full.

(xxi)	Evidence reasonably satisfactory to the Agent that all acts and conditions and things (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in compliance with all applicable laws.

(xxii)	Evidence satisfactory to the Agent that on the Effective Date and after giving effect to the funding of the initial Loans hereunder: (a) all “Obligations” of the Borrower under (and as the term “Obligations” is defined in) the Existing Credit Agreement (other than the “Obligations” with respect to the Existing Letters of Credit) have been paid in full and the credit facility evidenced thereby has been terminated, (b) all “Obligations” of the Borrower under (and as the term “Obligations” is defined in) that certain Business Loan Agreement dated March 8, 2001 and the related Promissory Note dated March 2, 2001 between the Borrower and Zions have been paid in full and the credit facility evidenced thereby has been terminated, and (c) such other Indebtedness and Contingent Obligations of the Borrower and its Subsidiaries as the Agent may designate have been paid in full and the credit facilities evidenced thereby have been terminated.

(xxiii)	A Borrowing Base Certificate dated no earlier than the last day of the calendar month immediately preceding the month in which the Effective Date shall occur.

(xxiv)	Such other documents as any Lender or its counsel may have reasonably requested.

Notwithstanding anything contained herein, in the event the Borrower is unable to timely deliver any of the items required pursuant to this Section 4.1, the Required Lenders may, in their sole and absolute discretion, agree to waive such requirements as a condition to the first Credit Extension hereunder, subject to such conditions as the Required Lenders may elect to impose, including, without limitation, that the Borrower shall deliver the same by a date certain and with the acknowledgement and agreement of the Borrower that the failure of the Borrower to so deliver such items shall be a Default and there shall be no further cure period with respect thereto.

        4.2       Each Loan.    The Lenders shall not (except as otherwise set forth in Section 2.3.5 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Credit Extension Date:

(i)	There exists no Default or Unmatured Default.

(ii)	The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(iii)	All legal matters incident to the making of such Credit Extension shall be reasonably satisfactory to the Lenders, the LC Issuer and their counsel.

(iv)	Upon the funding of the subject Loan or issuance of the requested Facility LC, the Aggregate Outstanding Revolving Credit Exposure will not exceed the Collateral Value of the Borrowing Base (it being agreed and understood that in making such determination the Agent shall be entitled to rely on the Borrowing Base Certificate most recently provided to the Agent by the Borrower).

Each Borrowing Notice or Swing Line Borrowing Notice, as the case may be, or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i), (ii) and (iv) have been satisfied. Any Lender may require a duly completed Compliance Certificate as a condition to making a Loan.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Lenders that:

        5.1       Existence and Standing.  Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

        5.2       Authorization and Validity.  The Borrower and each of the Guarantors has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower and each of the Guarantors of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which such Person is a party constitute legal, valid and binding obligations of such Person enforceable against such Person in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

        5.3        No Conflict; Government Consent.  Neither the execution and delivery by the Borrower nor any of the Guarantors of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) to the best of the Borrower's knowledge in the orderly conduct of its business, any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

        5.4       Financial Statements; Projections.  The February 24, 2001 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. The projections dated July 5, 2001 prepared by the Borrower and delivered pursuant to the Existing Credit Agreement remain accurate and complete in all material respects and the Borrower is not aware of any facts and circumstances arising since the date of such projections which could reasonably be expected to affect the information set forth therein in any material respect.

        5.5        Material Adverse Change.  Since February 24, 2001 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

        5.6       Taxes.  To the best of the Borrower's knowledge in the orderly conduct of its business, the Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended August 31, 1994. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

        5.7       Litigation and Contingent Obligations.  Except as set forth on Schedule 5.7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of the chief executive officer of the Borrower or any of the Authorized Officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extension. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Subsidiary has any material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

        5.8       Subsidiaries.  Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

        5.9       There are no Unfunded Liabilities under any Single Employer Plans.  Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

        5.10       Accuracy of Information.  No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading (other than such as have been expressly corrected in writing prior to the Effective Date).

        5.11       Regulation U.  Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

        5.12       Material Agreements.  Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject ------------------- to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

        5.13       Compliance With Laws.  To the best knowledge of the Borrower in the orderly conduct of its business, the Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

        5.14       Ownership of Properties.  Except as set forth on Schedule 5.14, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

        5.15       Plan Assets; Prohibited Transactions.  The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R.ss.2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

        5.16        Environmental Matters.  In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

        5.17       Investment Company Act.  Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

        5.18       Public Utility Holding Company Act.   Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        5.19       Subordinated Indebtedness.  The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness.

        5.20       Insurance.  The certificate signed by an Authorized Officer reasonably acceptable to the Agent, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect. The Agent for the benefit of the Credit Providers has been named as loss payee or co-insured, as applicable, on all such insurance.

        5.21       Solvency.

(i)	Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Credit Extension made on the Effective Date and after giving effect to the application of the proceeds of such Credit Extension, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(ii)	The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

        5.22       Real Property.  With respect to each parcel of Real Property:

(i)	The Real Property is in good condition, reasonable wear and tear excepted, and, to the best of the Borrower’s knowledge in the orderly conduct of its business, is in compliance in all material respects with all applicable laws and regulations, including, without limitation, all building codes and environmental, zoning and land use laws, and with all applicable building permits, restrictions of record and any agreements affecting the Real Property and any judgment, order or decree.

(ii)	The Real Property is insured against damage, destruction and loss in accordance with the requirements of the Loan Documents.

(iii)	All contracts, agreements, licenses, permits, variances, commitments, undertakings and arrangements necessary for the continued operation of the Real Property in the manner in which the same is being operated at the Effective Date are in full force and effect.

(iv)	All water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Real Property are installed to the property lines of the Real Property, are connected pursuant to valid permits, and are adequate to service the Real Property and to permit full compliance with all requirements of law and normal usage of the Real Property.

(v)	No condemnation proceeding involving the Real Property or any portion thereof has been commenced or, to the Borrower’s knowledge, is contemplated by any governmental authority, nor has any portion of the Real Property been damaged due to fire or other casualty, except as disclosed to the Agent in writing.

(vi)	The Borrower or the Subsidiary, as applicable, has obtained all easements and rights of way necessary for the normal use and operation of the Real Property and to insure vehicular and pedestrian ingress to and egress from the Real Property.

ARTICLE VI

COVENANTS

        During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

        6.1.       Financial Reporting.  The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

(i)	Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of changes in shareholders’ equity statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

(ii)	Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of changes in shareholders’ equity statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by an Authorized Officer reasonably acceptable to the Agent.

(iii)	Together with the financial statements required under Sections 6.1(i) and (ii), a Compliance Certificate signed by an Authorized Officer reasonably acceptable to the Agent showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(iv)	No later than the fifteenth day of each calendar month (or if such fifteenth day is not a Business Day, the next succeeding Business Day), as of the end of the immediately preceding calendar month, a Borrowing Base Certificate.

(v)	Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

(vi)	As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer reasonably acceptable to the Agent, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

(vii)	As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

(viii)	Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

(ix)	Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

(x)	As soon as available, but in any event within 90 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Borrower for such fiscal year, broken down on a fiscal quarter by fiscal quarter basis.

(xi)	Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

        6.2.       Use of Proceeds.  The Borrower will use the proceeds of the Credit Extensions for general corporate purposes The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

        6.3.       Notice of Default.  The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise which could reasonably be expected to have a Material Adverse Effect.

        6.4.       Conduct of Business.   The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

        6.5.       Taxes.  The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

        6.6.       Insurance.  The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

        6.7.       Compliance with Laws.  The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

        6.8.       Maintenance of Properties.  The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

        6.9.       Inspection.  The Borrower will, and will cause each Subsidiary to, upon reasonable notice to the Borrower so long as there has not occurred a Default or an Unmatured Default, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, to conduct inventory inspections and audits and other valuations of the Collateral and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

        6.10.       Limitations on Dividends and Stock Repurchases.  The Borrower will not, nor will it permit any Subsidiary to:

(i)	Declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock), except that: (a) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary, and (b) so long as there does not exist a Default or an Unmatured Default and the same would not exist following the making of such payment or distribution, the Borrower may pay dividends on preferred stock outstanding on the Effective Date; provided, however, that all such dividends shall be made “in kind” and not as cash payments until the later to occur of: (y) the end of the period under which such “in kind” payments are permitted to be made on account of such preferred stock pursuant to the terms thereof, and (z) July 31, 2002; or

(ii)	Redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that so long as there does not exist a Default or an Unmatured Default and the same would not exist following the making of such redemption, repurchase, acquisition or retirement the Borrower may reacquire, in non-cash transactions (as opposed to cash or deferred payment transactions), from current and former employees of the Borrower and its Subsidiaries shares of its capital stock with a fair market value at the time of such reacquisition not to exceed $4,000,000 from the Effective Date to and including the date the Obligations are paid and performed in full and any commitment of the Lenders to make Loans or issue Facility LCs has terminated.

        6.11       Indebtedness.   The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(i)	The Loans and the Reimbursement Obligations.

(ii)	Indebtedness existing on the date hereof and described in Schedule 6.11 (which Schedule shall not include Indebtedness existing on the date hereof which will be repaid in full and the credit facilities evidenced thereby terminated on the Effective Date after giving effect to the funding of Loans hereunder on such date).

(iii)	Indebtedness arising under Rate Management Transactions related to the Loans entered into with any of the Lenders.

(iv)	Indebtedness consisting of Contingent Obligations permitted pursuant to Section 6.22 below.

(v)	Other Indebtedness in an aggregate amount not to exceed $2,000,000 outstanding at any date.

        6.12       Merger.  The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary.

        6.13       Sale of Assets.  The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

(i)	Sales of inventory in the ordinary course of business.

(ii)	Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, have an aggregate fair market value not to exceed $1,000,000.

(iii)	The sale of certain of the real property pursuant to the Purchase Agreement dated June 26, 2001 between Franklin Development Corporation and CB Richard Ellis Investors, L.L.C. and the Purchase Agreement dated May 9, 2001 between Franklin Development Corporation and Martin C. Shelley, subject in the case of each such sale to receipt of the mandatory prepayment required with respect thereto pursuant to Section 2.7(iv)(a) above and, to the extent such real property is Real Property, to satisfaction of standard and customary release conditions (such as assurance of ingress and egress and no violation of applicable subdivision laws) as set forth in the related Collateral Documents.

(iv)	Other sales consented to in writing by the Required Lenders from time to time in their sole and absolute discretion.

        6.14       Investments and Acquisitions.  The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(i)	Cash Equivalent Investments.

(ii)	Existing Investments in Subsidiaries described in Schedule 5.8 and other Investments in existence on the date hereof and described in Schedule 6.14.

(iii)	Other Investments and Acquisitions made during any consecutive twelve-month period, tested as of the end of each fiscal quarter, for a total consideration not to exceed $1,000,000.

        6.15       Liens.  The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

(i)	Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

(ii)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

(iii)	Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(iv)	Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

(v)	Liens existing on the date hereof and described in Schedule 5.14.

        6.16       Capital Expenditures.   The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, for Consolidated Capital Expenditures in excess of during any fiscal year (on a non-cumulative basis) the lesser of 40% of the prior fiscal year's Consolidated EBITDA and $28,000,000.

        6.17       Affiliates.   The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

        6.18       Restriction on Negative Pledges.   The Borrower will not, and will not permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its Properties, whether now owned or hereafter acquired, or requiring the grant of any security for such obligations if security is given for some other obligation, except pursuant to this Agreement and the other Loan Documents, the Existing Premier Agendas Facility and the mortgage facilities described on Annex 6.

        6.19       Subordinated Indebtedness.   The Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness.

        6.20       Sale of Accounts.   The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

        6.21        Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities.  Except as otherwise consented to in writing by the Required Lenders in their sole and absolute discretion, the Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities. The Lenders hereby consent to the execution, delivery and performance of the obligations under the Agreement for Information Technology Services dated April 1, 2001, as amended prior to the Effective Date, between the Borrower, Electronic Data Systems Corporation and EDS Information Services, L.L.C.

        6.22       Contingent Obligations.  The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Reimbursement Obligations and (iii) Contingent Obligations set forth on Schedule 6.22 hereto.

        6.23        Financial Covenants.

        6.24       Fixed Charge Coverage Ratio.  The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBITDA plus Consolidated Rent Expense to (ii) Consolidated Interest Expense, plus Consolidated Rent Expense, plus current maturities of Indebtedness (including the principal portion of Capitalized Lease Obligations and any current maturities of Loans hereunder but excluding, in any event, the Initial Installment (to the extent paid on or prior to November 30, 2001) and excluding all amounts paid during the calculation period on account of principal outstanding under the Existing Premier Agendas Facility (to the extent such payments permanently reduce the commitment of Bank of America, N.A. thereunder)), plus expenses for taxes paid in cash, plus dividends paid in cash, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than: (a) for the fiscal quarter ending May 26, 2001, 1.15:1.00, (b) for the last fiscal quarter of fiscal year 2001, 1.25:1.00, (c) for the first fiscal quarter of fiscal year 2002, 1.25:1.00, (d) for the second and third fiscal quarters of fiscal year 2002, 1.40:1.00, (e) for the fourth fiscal quarter of fiscal year 2002 and for the first, second and third fiscal quarters of fiscal year 2003, 1.50:1.00, and (f) for each fiscal quarter thereafter, 1.75 to 1.0.

        6.25       Leverage Ratio.  The Borrower will not permit its ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Funded Indebtedness plus the amount available for drawing under all outstanding Letters of Credit to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than: (a) for the fiscal quarter ending May 26, 2001, 3.00:1.00, (b) for the last fiscal quarter of fiscal year 2001, 2.75:1.00, and (c) for each fiscal quarter thereafter, 2.00:1.00.

        6.26       Minimum Net Worth.  The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (i) $295,000,000, plus (ii) 75% of Consolidated Net Income earned in each fiscal quarter beginning with the fiscal quarter ending May 26, 2001 (without deduction for losses), and plus (iii) 90% of the Net Cash Proceeds of any equity offering consummated after the last day of fiscal year 2000.

ARTICLE VII

DEFAULTS

               The occurrence of any one or more of the following events shall constitute a Default:

        7.1       Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders, the LC Issuer or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made; provided, however that the inaccuracy or incompleteness of any representation and warranty made or deemed made that an account receivable is an "Eligible Account" or that an item of inventory is "Eligible Inventory" shall not constitute a Default hereunder, it being the intention of the parties that the inaccuracy or incompleteness of any such representation or warranty will disqualify such account receivable or item of inventory from inclusion in the calculation of the Collateral Value of the Borrowing Base.

        7.2       Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

        7.3        The breach by the Borrower of any of the terms or provisions of Sections 6.2 or 6.10 through 6.23 of Article VI.

        7.4       The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within ten days after written notice from the Agent or any Lender.

        7.5       Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness under the Existing Premier Agendas Facility or to pay when due any other Indebtedness aggregating in excess of $1,000,000 ("Material Indebtedness") or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under the Existing Premier Agendas Facility or under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Indebtedness to cause, the Existing Premier Agendas Facility or such Material Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

        7.6       The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

        7.7       Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

        7.8       Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

        7.9       The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $5,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

        7.10       There shall exist any Unfunded Liabilities under any Single Employer Plans or any Reportable Event shall occur in connection with any Plan.

        7.11       The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000.

        7.12       The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000

        7.13       The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

        7.14       Any Change in Control shall occur.

        7.15       Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction.

        7.16       Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty or any Guarantor Collateral Document to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

        7.17       Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document or otherwise agreed by the Agent in writing, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

        8.1        Acceleration; Facility LCs Collateral Account.

(i)	If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(ii)	If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(iii)	The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

(iv)	At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

(v)	If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

        8.2       Amendments.   Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of 100% of the Lenders:

(i)	Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

(ii)	Reduce the percentage specified in the definition of Required Lenders.

(iii)	Extend the Facility Termination Date or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Revolving Credit Commitment, the Revolving Credit Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

(iv)	Release any Guarantor or release all or substantially all of any Collateral except as expressly permitted pursuant to the Loan Documents.

(v)	Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, no amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

        8.3       Preservation of Rights.   No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

        9.1       PSurvival of Representations.   All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

        9.2       Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

        9.3       Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

        9.4       Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than any fee letter described in Section 10.13.

        9.5       Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

        9.6       Expenses; Indemnification..

(i)	The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents, including, without limitation, in connection with inspections, audits and valuations of the Collateral (collectively “Collateral Audits”); provided, however, that so long as there has not occurred a Default or an Unmatured Default the Borrower shall not be obligated to reimburse the Agent or the Arranger for more than one Collateral Audit conducted during any consecutive 12-month period. The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

(ii)	The Borrower hereby further agrees to indemnify the Agent, the Arranger, the LC Issuer, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

        9.7       Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

        9.8       Accounting.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

        9.9       Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

        9.10       Nonliability of Lenders.  The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

        9.11        Confidentiality.  Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder and (viii) permitted by Section 12.4.

        9.12        Nonreliance.  Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

        9.13        Disclosure.  The Borrower and each Lender hereby (i) acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates, and (ii) waive any liability of Bank One or such Affiliate of Bank One to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

ARTICLE X

THE AGENT

        10.1       Appointment; Nature of Relationship.  Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

        19.2       Powers.  The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

        10.3       General Immunity.  Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

        10.4       No Responsibility for Loans, Recitals, etc.  Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

        10.5       Action on Instructions of Lenders.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

        10.6       Employment of Agents and Counsel.  The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

        10.7        Reliance on Documents; Counsel.  The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

        10.8       Agent's Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

        10.9       Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

        10.10       Rights as a Lender.  In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

        10.11        Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

        10.12       Successor Agent.  The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

        10.13       Agent and Arranger Fees.  The Borrower agrees to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and the Arranger pursuant to those certain letter agreements dated June 15, 2001 or as otherwise agreed from time to time.

        10.14       Delegation to Affiliates.  The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

        11.1       Setoff.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due; provided, however, that so long as any Obligations are secured by Real Property, no Lender will exercise any right of offset against deposits of the Borrower or any Guarantor maintained with it without prior notice to and the consent of the Agent.

        11.2       Ratable Payments.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Credit Extensions (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Combined Credit Exposure with interest accrued and unpaid thereon held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Combined Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

        12.1       Successors and Assigns.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

        12.2       Participations.

        12.2.1       Permitted Participants; Effect.   Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Combined Credit Exposure of such Lender, any Note held by such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Combined Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

        12.2.2        Voting Rights.   Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or the Revolving Credit Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

        12.2.3        Benefit of Setoff.   The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

        12.3       Assignments.

        12.3.1        Permitted Assignments.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit I or in such other form as may be agreed to by the parties thereto. The consent of the Borrower, the Agent and the LC Issuer shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower, the Agent and the LC Issuer otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender’s Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated) and shall be pro rata as to the Revolving Loans, Facility LCs and the Term Loan.

        12.3.        Effect; Effective Date.   Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Outstanding Combined Credit Exposure, the Revolving Credit Commitment and Loans under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Credit Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Revolving Credit Commitments, as adjusted pursuant to such assignment.

        12.4        Dissemination of Information.  The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

        12.5        Tax Treatment.  If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

ARTICLE XIII

NOTICES

        13.1       Notices.   Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (w) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (x) in the case of any Guarantor, in care of the Borrower at its address and facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its administrative questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

        13.2        Change of Address.   The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

        15.1       CHOICE OF LAW.   THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

        15.2       CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

        15.3       WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signature Pages Following]

IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

FRANKLIN COVEY CO.

By: /s/ J. Scott Nielsen
J. Scott Nielsen, Senior Vice President - Finance

Address: 2200 West Parkway Boulevard
Salt Lake City, UT 84119
Attention: J. Scott Nielsen, Senior Vice President - Finance
Telephone: (801) 817-7102
FAX: (801) 817-4291

BANK ONE, NA, as Agent, LC Issuer and a Lender

By: /s/ Stephen M. Flynn
Stephen M. Flynn, First Vice President

Address: 777 South Figueroa Street,4th Floor, IL1-4001
Los Angeles, CA 90017
Attention: Stephen M. Flynn, First Vice President
Telephone: (213) 683-4932
FAX: (213) 683-4999

ZIONS FIRST NATIONAL BANK, as Swing Line Lender and a Lender

By: /s/ David Mathis
David Mathis, Vice President

Address: 10 East South Temple, Suite 200
Salt Lake City, Utah 84133
Attention: David Mathis, Vice President
Telephone: (801)524-4822
FAX: (801)524-2136

                                                    LIST OF ANNEXES, EXHIBITS AND SCHEDULES

ANNEXES:

         ANNEX 1:                   Initial Commitment Schedule
         ANNEX 2:                   Schedule of States in Which Eligible Inventory May Be
                                            Located
         ANNEX 3:                   Schedule of Existing Letters of Credit
         ANNEX 4:                   Schedule of Initial Guarantors
         ANNEX 5:                   Pricing Schedule
         ANNEX 6:                   Existing Mortgage Facilities

EXHIBITS:

         EXHIBIT A:                 Form of Borrower Security Agreement
         EXHIBIT B:                 Form of Borrowing Base Certificate
         EXHIBIT C:                 Form of Compliance Certificate
         EXHIBIT D:                 Form of Guarantor Security Agreement
         EXHIBIT E:                 Form of Guaranty
         EXHIBIT F-1:               Form of Revolving Loans Note
         EXHIBIT F-2:               Form of Term Loan Note
         EXHIBIT F-3:               Form of Swing Line Loans Note
         EXHIBIT G:                 Form of Opinion of Counsel to Borrower and Guarantors
         EXHIBIT H:                 Form of Money Transfer Instructions
         EXHIBIT I:                 Form of Assignment Agreement

SCHEDULES:

         SCHEDULE 5.7:              Litigation Disclosure
         SCHEDULE 5.8:              Schedule of Subsidiaries, Ownership, Investment, Etc.
         SCHEDULE 5.14:             Schedule of Existing Liens
         SCHEDULE 6.11:             Schedule of Indebtedness
         SCHEDULE 6.14:             Schedule of Existing Investments (Other than in Subsidiaries)
         SCHEDULE 6.22:             Contingent Obligations

                                  ANNEX 1: COMMITMENT SCHEDULE
                                     (as of July 6, 2001)

Aggregate Revolving Credit Commitment:      $45,000,000
Swing Line Sublimit:                        $10,000,000

      Lender             Revolving Credit Commitment         Pro Rata Share

Bank One, NA                  $22,500,000                         50%

Zions First National Bank     $22,500,000                         50%

                          ANNEX 2: LOCATIONS OF ELIGIBLE INVENTORY

Alabama
Arizona
California
Colorado
Connecticut
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maryland
Massachusetts
Michigan
Minnesota
Missouri
Nebraska
Nevada
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
Washington, D.C.
Wisconsin

                         ANNEX 3: EXISTING LETTERS OF CREDIT

LC Number        Beneficiary                Expiration Date        Face Amount
---------        -----------                ---------------        -----------

    6683         Knoxville Utilities Board     10/7/2001            $1,700.00

    7514         Airlines Reporting            3/27/2002           $20,000.00
                 Corporation

    8950         Royal Indemnity Company        1/1/2002          $264,000.00

SB-800146        Banca Serafin, S.A.           5/25/2002           $50,000.00

TOTAL EXISTING LETTERS OF CREDIT:                                 $335,700.00

                              ANNEX 4: INITIAL GUARANTORS

--------------------------------------------------------------------------------
            GUARANTOR NAME          JURISDICTION OF       BORROWER'S PERCENTAGE
                                      ORGANIZATION             OWNERSHIP
--------------------------------------------------------------------------------

Franklin Covey Argentina, Inc.            Utah                   100%
--------------------------------------------------------------------------------

Franklin Covey Asia, Inc.                 Utah                   100%
--------------------------------------------------------------------------------

Franklin Covey Brazil, Inc.               Utah                   100%
--------------------------------------------------------------------------------

Franklin Covey Catalog Sales, Inc.        Utah                   100%
--------------------------------------------------------------------------------

Franklin Covey Client Sales, Inc.         Utah                   100%
--------------------------------------------------------------------------------

Franklin Covey International, Inc.        Utah                   100%
--------------------------------------------------------------------------------

Franklin Covey Marketing, Ltd.            Utah                    0%
--------------------------------------------------------------------------------

Franklin Covey Mexico, Inc.               Utah                   100%
--------------------------------------------------------------------------------

Franklin Covey Printing, Inc.             Utah                   100%
--------------------------------------------------------------------------------

Franklin Covey Product Sales, Inc.        Utah                   100%
--------------------------------------------------------------------------------

Franklin Covey Services, LLC              Utah                   100%
--------------------------------------------------------------------------------

Franklin Covey Travel, Inc.               Utah                   100%
--------------------------------------------------------------------------------

Franklin Development Corporation          Utah                   100%
--------------------------------------------------------------------------------

McCulley-Cuppan, LLC                      Utah                   100%
--------------------------------------------------------------------------------

                              ANNEX 5: PRICING SCHEDULE

===================== ================= ================== ====================
 APPLICABLE MARGIN      LEVEL I STATUS   LEVEL II STATUS     LEVEL III STATUS
--------------------- ----------------- ------------------ --------------------
  Eurodollar Rate           2.125%            2.50%                2.75%
--------------------- ----------------- ------------------ --------------------
   Floating Rate             1.25%            1.75%                2.00%
===================== ================= ================== ====================

APPLICABLE FEE RATE     LEVEL I STATUS   LEVEL II STATUS     LEVEL III STATUS
--------------------- ----------------- ------------------ --------------------
   Facility Fee             0.375%            0.50%                0.50%
===================== ================= ================== ====================

For the purposes of this Schedule, the following terms have the following meanings, subject to the penultimate paragraph of this Schedule:

   "Financials" means the annual or quarterly financial statements of the
Borrower delivered pursuant to Section 6.1(i) or (ii).

   "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage
Ratio is less than .1.00 to 1.00.

   "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the
Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than .2.00 to 1.00.

   "Level III Status" exists at any date if the Borrower has not qualified for
Level I Status or Level II Status.

   "Status" means either Level I Status, Level II Status or Level III Status.

    The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials.  Adjustments, if any, to the Applicable
Margin or Applicable Fee Rate shall be effective five Business Days after the
Agent has received the applicable Financials.  If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable
Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

    NOTE:  From the Effective Date until five days following delivery of the
Borrower's financial statements for fiscal year end 2002, the Status which shall be deemed to apply shall be no lower than Level II.

ANNEX 6: EXISTING MORTGAGE FACILITIES

Those five loans secured by deeds of trust on certain parcels of the Real Property and evidenced by the Promissory Notes described below:

1.	Promissory Note dated August 1, 1989 in the amount of $563,550 issued by SBWWR, Inc. and The Franklin International Institute, Inc. and payable to the order of Gary P. Cox, trustee, Mountain States Bindery Profit Sharing Plan.

2.	Promissory Note dated September 21, 1989 in the amount of $275,000 issued by SBWWR, Inc. and payable to the order of Zions First National Bank.

3.	Promissory Note dated September 27, 1989 in the amount of $840,000 issued by SBWWR, Inc. and payable to the order of United of Omaha Life Insurance Company.

4.	Promissory Note dated August 16, 1991 in the amount of $2,600,000 issued by Franklin Development Company and payable to the order of United of Omaha Life Insurance Company.

5.	Promissory Note (Construction Loan) dated as of September 17, 1991 in the amount of $2,925,000 issued by Franklin Development Company payable to the order of Zions First National Bank.

EXHIBIT A: FORM OF

BORROWER SECURITY AGREEMENT

        THIS BORROWER SECURITY AGREEMENT (the “Borrower Security Agreement”) is made and dated as of 10th day of July, 2001, by and among FRANKLIN COVEY CO., a Utah corporation (“Borrower”), and BANK ONE, NA (“Bank One”), as agent (in such capacity, the “Agent”) for itself and the other Credit Providers (as that term and capitalized terms not otherwise defined herein are defined in) that certain Credit Agreement dated of even date herewith by and among Borrower, the Lenders from time to time party thereto and the Agent, Bank One, as the LC Issuer, and Zions First National Bank, as the Swing Line Lender (as amended, extended and replaced from time to time, the “Credit Agreement”)).

RECITALS

         A.    Pursuant to the Credit Agreement, the Lenders have agreed to extend credit to Borrower from time to time.

         B.    As a condition precedent to the Lenders’ obligation to extend credit under the Credit Agreement and for certain of the Lenders to enter into Rate Management Transactions with Borrower and as collateral security for the payment and performance by Borrower of the Obligations, Borrower is required to execute and deliver this Borrower Security Agreement, and to grant to the Agent and to create a security interest for the benefit of the Collateral Providers in certain property of Borrower, as hereinafter provided.

        NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

         1.   Appointment of Agent.   Pursuant to the Credit Agreement, each of the Credit Providers has appointed the Agent as its agent under the Loan Documents, including, without limitation, under this Borrower Security Agreement, and the Agent has accepted such appointment. The Agent agrees to act as secured party, agent, bailee and custodian for the exclusive benefit of the Credit Providers with respect to the Personal Property Collateral (as defined in Paragraph 3 below). The Agent agrees that the Agent will act with respect to the Personal Property Collateral for the exclusive benefit of the Credit Providers and is not, and shall not at any time in the future be, subject with respect to the Personal Property Collateral, in any manner or to any extent, to the direction or control of Borrower except as expressly permitted hereunder, under the other Loan Documents or as required by law.

         2.   Grant of Security Interest.   Borrower hereby pledges, assigns and grants to the Agent, for the pro rata, pari passu benefit of the Credit Providers, and to each of the Credit Providers individually, a security interest in the Personal Property Collateral to secure payment and performance of the Obligations.

         3.   Personal Property Collateral.  The Personal Property Collateral shall consist of all right, title and interest of Borrower in and to the following:

                 (a)  All now existing and hereafter arising accounts, chattel paper, documents, instruments, letter-of-credit rights, commercial tort claims and general intangibles (as those terms are defined in the New York Uniform Commercial Code as in effect from time to time) of Borrower, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of Borrower now and hereafter arising in and to all security agreements, guaranties, leases and other writings securing or otherwise relating to any such accounts, chattel paper, documents, instruments, letter-of-credit rights, commercial tort claims and general intangibles;

                 (b)  All inventory of Borrower, now owned and hereafter acquired, wherever located, including, without limitation, all merchandise, goods and other personal property which are held for sale or leased by Borrower, all raw materials, work in process, materials used or consumed in Borrower's business and finished goods, all goods in which Borrower has an interest in mass or a joint or other interest or gifts of any kind (including goods in which Borrower has an interest or right as consignee), and all goods which are returned to or repossessed by Borrower, together with all additions and accessions thereto and replacements therefor and products thereof and documents therefor;

                 (c)  All equipment of Borrower, now owned and hereafter acquired, wherever located, and all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor, including, without limitation, all machinery, tools, dies, blueprints, catalogues, computer hardware and software, furniture, furnishings and fixtures;

                 (d)  All now existing and hereafter acquired Computer Hardware and Software Collateral, Copyright Collateral, Patent Collateral, Trademark Collateral and Trade Secrets Collateral (as those terms are defined in Paragraph 17 below) (collectively, the "Intellectual Property Collateral");

                 (e)  All shares of capital stock, now owned or hereafter acquired by Borrower, of each now existing and hereafter formed or acquired Wholly-Owned Domestic Subsidiary of Borrower and sixty six percent (66%) of the shares of capital stock of each now existing and hereafter formed or acquired Wholly-Owned Foreign Subsidiary of Borrower, together with all new, substituted and additional securities at any time issued with respect thereto (collectively and severally, the "Pledged Shares"), with the Pledged Shares existing on the date of this Borrower Security Agreement being described on Schedule 1 attached hereto;

                 (f)  All now existing and hereafter arising rights of the holder of Pledged Shares with respect thereto, including, without limitation, all voting rights and all rights to cash and noncash dividends and other distributions on account thereof;

                 (g)  All deposit accounts, now existing and hereafter arising or established, maintained in Borrower's name with any financial institution, including, without limitation, those accounts described more particularly on Schedule 2 attached hereto, and any and all funds at any time held therein and all certificates, instruments and other writings, if any, from time to time representing, evidencing or deposited into such accounts, and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

                 (h)  All now existing and hereafter acquired books, records, writings, data bases, information and other property relating to, used or useful in connection with, embodying, incorporating or referring to, any of the foregoing Personal Property Collateral;

                 (i)   All other property of Borrower now or hereafter in the possession, custody or control of the Agent, and all property of Borrower in which the Agent now has or hereafter acquires a security interest for the benefit of the Credit Providers;

                 (j)  All now existing and hereafter acquired cash and cash equivalents held by Borrower not otherwise included in the foregoing Personal Property Collateral; and

                 (k)  All products and proceeds of the foregoing Personal Property Collateral. For purposes of this Borrower Security Agreement, the term "proceeds" includes whatever is receivable or received when Personal Property Collateral or proceeds thereof is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

         4.   Obligations.   The obligations secured by this Borrower Security Agreement shall consist of all Obligations, including in all cases, whether heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such Obligations are from time to time reduced, or extinguished and thereafter increased or incurred, whether Borrower may be liable individually or jointly with others, whether or not recovery upon such Obligations may be or hereafter become barred by any statute of limitations, and whether or not such Obligations may be or hereafter become otherwise unenforceable.

         5.   Representations and Warranties.  In addition to all representations and warranties of Borrower set forth in the other Loan Documents, which are incorporated herein by this reference, Borrower hereby represents and warrants that:

                 (a)   Borrower is the sole owner of and has good and marketable title to the Personal Property Collateral (or, in the case of after-acquired Personal Property Collateral, at the time Borrower acquires rights in the Personal Property Collateral).

                 (b)  Except as permitted pursuant to the Credit Agreement, no Person has (or, in the case of after-acquired Personal Property Collateral, at the time Borrower acquires rights therein, will have) any right, title, claim or interest (by way of security interest or other Lien or charge) in, against or to the Personal Property Collateral.

                 (c)  All information heretofore, herein or hereafter supplied to the Agent or any Credit Provider by or on behalf of Borrower with respect to the Personal Property Collateral is accurate and complete in all material respects.

                 (d)   Borrower has delivered to the Agent all instruments, chattel paper and other items of Personal Property Collateral requested to be delivered by the Agent in which a security interest is or may be perfected by possession, together with such additional writings, including, without limitation, stock transfer powers and assignments, with respect thereto as the Agent shall request.

         6.   Covenants and Agreements of Borrower.   In addition to all covenants and agreements of Borrower set forth in the other Loan Documents, which are incorporated herein by this reference, Borrower hereby agrees, at no cost or expense to the Agent or any of the Credit Providers:

                 (a)  To do all commercially reasonable acts (other than acts which are required to be done by the Agent) that may be necessary to maintain, preserve and protect the Personal Property Collateral and, to the extent such actions are required to be taken by Borrower, the first priority, perfected security interest of the Agent for the benefit of the Credit Providers therein.

                 (b)  Not to use or permit any Personal Property Collateral to be used unlawfully or in violation of any provision of this Borrower Security Agreement, any other agreement with the Agent and/or the Credit Providers related hereto, or any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or affecting any of the Personal Property Collateral or any contractual obligation affecting any of the Personal Property Collateral.

                 (c)  To pay promptly when due all taxes, assessments, charges, encumbrances and Liens now or hereafter imposed upon or affecting any Personal Property Collateral.

                 (d)  To appear in and defend any action or proceeding which may affect its title to or the Agent's interest on behalf of the Credit Providers in the Personal Property Collateral.

                 (e)  Not to surrender or lose possession of (other than to the Agent), sell, encumber, lease, rent, or otherwise dispose of or transfer any Personal Property Collateral or right or interest therein except as expressly provided herein and in the other Loan Documents, and to keep the Personal Property Collateral free of all levies and security interests or other Liens or charges except those permitted under the Credit Agreement or otherwise approved in writing by the Agent; provided, however, that, unless a Default shall have occurred and be continuing, Borrower may, in the ordinary course of business, sell or lease any Personal Property Collateral consisting of inventory.

                 (f)  To account fully for and promptly deliver to the Agent, in the form received, all documents, chattel paper, instruments and agreements constituting Personal Property Collateral hereunder, including, without limitation, all stock certificates evidencing Pledged Shares, and all following the occurrence of a Default proceeds of the Personal Property Collateral received, all endorsed to the Agent or in blank, as requested by the Agent, and accompanied by such stock powers as may be required by the Agent and until so delivered all such documents, instruments, agreements and proceeds shall be held by Borrower in trust for the Agent for the benefit of the Credit Providers, separate from all other property of Borrower.

                 (g)  To keep separate, accurate and complete records of the Personal Property Collateral and to provide the Agent and each of the Credit Providers with such records and such other reports and information relating to the Personal Property Collateral as the Agent or any Credit Provider may reasonably request from time to time.

                 (h)  To give the Agent thirty (30) days prior written notice of any change in Borrower's chief place of business or legal name or trade name(s) or style(s) referred to in Paragraph 12 below.

                 (i)  To keep the records concerning the Personal Property Collateral at the location(s) referred to in Paragraph 12 below and not to remove such records from such location(s) without the prior written consent of the Agent.

                 (j)  To keep the Personal Property Collateral at the location(s) referred to in Paragraph 11 below and not to remove the Personal Property Collateral from such location(s) without the prior written consent of the Agent.

                 (k)  To keep the Personal Property Collateral in good condition and repair and not to cause or permit any waste or unusual or unreasonable depreciation of the Personal Property Collateral.

        7.   Authorized Action by Secured Party.   Borrower hereby agrees that following the occurrence and during the continuance of a Default, without presentment, notice or demand, and without affecting or impairing in any way the rights of the Agent with respect to the Personal Property Collateral, the obligations of Borrower hereunder or the Obligations, the Agent may, but shall not be obligated to and shall incur no liability to Borrower, any Credit Provider or any third party for failure to, take any action which Borrower is obligated by this Borrower Security Agreement to do and to exercise such rights and powers as Borrower might exercise with respect to the Personal Property Collateral, and Borrower hereby irrevocably appoints the Agent as its attorney-in-fact to exercise such rights and powers, including without limitation, to:

                 (a)  Collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Personal Property Collateral.

                 (b)  Enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Personal Property Collateral.

                 (c)  Insure, process and preserve the Personal Property Collateral.

                 (d)  Transfer the Personal Property Collateral to its own or its nominee's name.

                 (e)  Make any compromise or settlement, and take any action it deems advisable, with respect to the Personal Property Collateral.

                 (f)  Subject to the provisions of Paragraph 8 below, notify any obligor on any Personal Property Collateral to make payment directly to the Agent.

Borrower hereby grants to the Agent for the benefit of the Credit Providers an exclusive, irrevocable power of attorney, with full power and authority in the place and stead of Borrower to take all such action permitted under this Paragraph 7; provided, however, that the Agent agrees that it shall not exercise such power of attorney unless there shall have occurred and is continuing a Default. Borrower agrees to reimburse the Agent upon demand for any costs and expenses, including, without limitation, attorneys’ fees, the Agent may incur while acting as Borrower’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations secured hereby. It is further agreed and understood between the parties hereto that such care as the Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Personal Property Collateral when in the Agent’s possession; provided, however, that the Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Personal Property Collateral.

         8.  Collection of Personal Property Collateral Payments.

                 (a)  Borrower shall, at its sole cost and expense, endeavor to obtain payment, when due and payable, of all sums due or to become due with respect to any Personal Property Collateral ("Personal Property Collateral Payments" or a "Personal Property Collateral Payment"), including, without limitation, the taking of such action with respect thereto as the Agent or any Credit Provider may reasonably request, or, in the absence of such request, as Borrower may reasonably deem advisable; provided, however, that Borrower shall not, without the prior written consent of the Agent and the Credit Providers, grant or agree to any rebate, refund, compromise or extension with respect to any Personal Property Collateral Payment or accept any prepayment on account thereof other than in the ordinary course of Borrower's business. Upon the request of the Agent at the direction of all the Credit Providers following the occurrence of a Default, Borrower will notify and direct any party who is or might become obligated to make any Personal Property Collateral Payment, to make payment thereof to such accounts as the Agent may direct in writing and to execute all instruments and take all action required by the Agent to ensure the rights of the Agent for the benefit of the Credit Providers in any Personal Property Collateral subject to the Federal Assignment of Claims Act of 1940, as amended.

                 (b)  Upon the request of the Agent following the occurrence of a Default, Borrower will, forthwith upon receipt, transmit and deliver to the Agent, in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed where required so that such items may be collected by the Agent) which may be received by Borrower at any time as payment on account of any Personal Property Collateral Payment and if such request shall be made, until delivery to the Agent, such items will be held in trust for the Agent and the Credit Providers and will not be commingled by Borrower with any of its other funds or property. Thereafter, the Agent is hereby authorized and empowered to endorse the name of Borrower on any check, draft or other instrument for the payment of money received by the Agent on account of any Personal Property Collateral Payment if the Agent believes such endorsement is necessary or desirable for purposes of collection.

                 (c)  Borrower will indemnify and save harmless the Agent from and against all reasonable liabilities and expenses on account of any adverse claim asserted against the Agent relating to any moneys received by the Agent on account of any Personal Property Collateral Payment and such obligation of Borrower shall continue in effect after and notwithstanding the discharge of the Obligations and the release of the security interest granted in Paragraph 2 above.

         9.  Additional Covenants Regarding Intellectual Property Collateral.

                 (a)  Borrower shall not, unless it shall either reasonably and in good faith determine that such Personal Property Collateral is of negligible economic value to Borrower or that there is a valid purpose to do otherwise:

                         (1)  Permit any Patent Collateral to lapse or become abandoned or dedicated to the public or otherwise be unenforceable;

                         (2)  (i)  Fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (ii) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral, (iii) fail to employ all of the Trademark Collateral registered with any Federal or state or foreign authority with an appropriate notice of such registration, (iv) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, (v) use any of the Trademark Collateral registered with any Federal or state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, or (vi) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable;

                         (3)  Do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof.

                 (b)   Borrower shall notify the Agent immediately if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding Borrower's ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.

                 (c)   In no event shall Borrower or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Agent, and upon request of the Agent, executes and delivers any and all agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of Borrower relating thereto or represented thereby.

                 (d)   Borrower shall, contemporaneously herewith, execute and deliver to the Agent such supplemental agreements for filing in the Patent and Trademark Office as the Agent may require and shall execute and deliver to the Agent any other document required to acknowledge or register or perfect the Agent's interest in any part of the Intellectual Property Collateral.

         10.  Remedies.  Upon the occurrence of a Default, the Agent may, without notice to or demand on Borrower and in addition to all rights and remedies available to the Agent and the Credit Providers with respect to the Obligations, at law, in equity or otherwise, do any one or more of the following:

                 (a)   Foreclose or otherwise enforce the Agent's security interest in any manner permitted by law or provided for in this Borrower Security Agreement.

                 (b)  Sell, lease or otherwise dispose of any Personal Property Collateral at one or more public or private sales at the Agent's place of business or any other place or places, including, without limitation, any broker's board or securities exchange, whether or not such Personal Property Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Agent may determine.

                 (c)  Recover from Borrower all costs and expenses, including, without limitation, reasonable attorneys' fees (including the allocated cost of internal counsel), incurred or paid by the Agent or any Credit Provider in exercising any right, power or remedy provided by this Borrower Security Agreement.

                 (d)  Require Borrower to assemble the Personal Property Collateral and make it available to the Agent at a place to be designated by the Agent.

                 (e)  Enter onto property where any Personal Property Collateral is located and take possession thereof with or without judicial process.

                 (f)   Prior to the disposition of the Personal Property Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Agent deems appropriate and in connection with such preparation and disposition, without charge, use any trademark, tradename, copyright, patent or technical process used by Borrower.

Borrower shall be given five (5) Business Days’ prior notice of the time and place of any public sale or of the time after which any private sale or other intended disposition of Personal Property Collateral is to be made, which notice Borrower hereby agrees shall be deemed reasonable notice thereof. Upon any sale or other disposition pursuant to this Borrower Security Agreement, the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Personal Property Collateral or portion thereof so sold or disposed of. Each purchaser at any such sale or other disposition (including the Agent) shall hold the Personal Property Collateral free from any claim or right of whatever kind, including any equity or right of redemption of Borrower and Borrower specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

         11.  Administration of the Pledged Shares.  In addition to any provisions of this Borrower Security Agreement which govern the administration of the Personal Property Collateral generally, the following provisions shall govern the administration of the Pledged Shares:

                 (a)  Until there shall have occurred and be continuing a Default, Borrower shall be entitled to vote or consent with respect to the Pledged Shares in any manner not inconsistent with this Borrower Security Agreement or any document or instrument delivered or to be delivered pursuant to or in connection with any thereof and to receive all dividends paid with respect to the Pledged Shares. If there shall have occurred and be continuing a Default and the Agent shall have notified Borrower that the Agent desires to exercise its proxy rights with respect to all or a portion of the Pledged Shares, Borrower hereby grants to the Agent an irrevocable proxy for the Pledged Shares pursuant to which proxy the Agent shall be entitled to vote or consent, in its discretion, and in such event Borrower agrees to deliver to the Agent such further evidence of the grant of such proxy as the Agent may request.

                 (b)  In the event that at any time or from time to time after the date hereof, Borrower, as record and beneficial owner of the Pledged Shares, shall receive or shall become entitled to receive, any dividend or any other distribution whether in securities or property by way of stock split, spin-off, split-up or reclassification, combination of shares or the like, or in case of any reorganization, consolidation or merger, and Borrower, as record and beneficial owner of the Pledged Shares, shall thereby be entitled to receive securities or property in respect of such Pledged Shares, then and in each such case, Borrower shall deliver to the Agent and the Agent shall be entitled to receive and retain all such securities or property as part of the Pledged Shares as security for the payment and performance of the Obligations; provided, however, that until there shall have occurred a Default, Borrower shall be entitled to retain any cash dividends paid on account of the Pledged Shares.

                 (c)  Upon the occurrence of a Default, the Agent is authorized to sell the Pledged Shares and, at any such sale of any of the Pledged Shares, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to persons or entities who (1) will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any of the Pledged Shares; and (2) satisfy the offeree and purchaser requirements for a valid private placement transaction under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and under Securities and Exchange Commission Release Nos. 33-6383; 34-18524; 35-22407; 39-700; IC-12264; AS-306, or under any similar statute, rule or regulation. Borrower agrees that disposition of the Pledged Shares pursuant to any private sale made as provided above may be at prices and on other terms less favorable than if the Pledged Shares were sold at public sale, and that the Agent has no obligation to delay the sale of any Pledged Shares for public sale under the Act. Borrower agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. In the event that the Agent elects to sell the Pledged Shares, or part of them, and there is a public market for the Pledged Shares, in a public sale Borrower shall use its best efforts to register and qualify the Pledged Shares, or applicable part thereof, under the Act and all state Blue Sky or securities laws required by the proposed terms of sale and all expenses thereof shall be payable by Borrower, including, but not limited to, all costs of (i) registration or qualification of, under the Act or any state Blue Sky or securities laws or pursuant to any applicable rule or regulation issued pursuant thereto, any Pledged Shares, and (ii) sale of such Pledged Shares, including, but not limited to, brokers' or underwriters' commissions, fees or discounts, accounting and legal fees, costs of printing and other expenses of transfer and sale.

                 (d)  If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Pledged Shares, or any part thereof, Borrower will execute such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure the same.

                 (e)  Nothing contained in this Paragraph 11 shall be deemed to limit the other obligations of Borrower contained in this Borrower Security Agreement or the other Loan Documents and the rights of the Agent and the Credit Providers hereunder or thereunder.

        12.   Place of Business; Personal Property Collateral Location; Records Location.   Borrower represents that its chief place of business is as set forth on Schedule 3 attached hereto; that the only trade name(s) or style(s) used by Borrower are set forth on said Schedule 3; and that, except as otherwise disclosed to the Agent in writing prior to the date hereof, the Personal Property Collateral and Borrower’s records concerning the Personal Property Collateral are located at its chief place of business.

         13.  Waiver of Hearing.  Borrower expressly waives to the extent permitted under applicable law any constitutional or other right to a judicial hearing prior to the time the Agent takes possession or disposes of the Personal Property Collateral upon the occurrence of a Default.

         14.   Cumulative Rights.   The rights, powers and remedies of the Agent and any of the Credit Providers under this Borrower Security Agreement shall be in addition to all rights, powers and remedies given to the Agent and any of the Credit Providers by virtue of any statute or rule of law, the Loan Documents or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Agent’s and any of the Credit Providers’ security interest in the Personal Property Collateral.

         15.   Waiver.   Any forbearance or failure or delay by the Agent in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of the Agent or any of the Credit Providers shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by the Agent or such other Secured Party, as applicable. Borrower waives any right to require any Secured Party to proceed against any person or to exhaust any Personal Property Collateral or to pursue any remedy in such Secured Party’s power.

         16.   Setoff.  Borrower agrees that, as between the Borrower, on the one hand, and the Agent and the Credit Providers, on the other hand, the Agent and each Credit Provider may exercise its rights of setoff with respect to the Obligations in the same manner as if the Obligations were unsecured.

         17.   Intellectual Property Collateral.  For purposes of this Borrower Security Agreement, the following capitalized terms shall have the following meanings:

                "Computer Hardware and Software Collateral" means all of Borrower's right, title and interest in all now existing and hereafter created or acquired:

                 (a)   Computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

                 (b)  Software programs (including both source code, object code and all related applications and data files), whether owned, licensed or leased, designed for use on the computers and electronic data processing hardware described in subparagraph (a) above;

                 (c)  All firmware associated therewith;

                 (d)  All documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in subparagraph (a) through (c) above; and

                 (e)  All rights with respect to all of the foregoing, including, without limitation, any and all of Borrower's copyrights, licenses, options, warranties, service contracts, program services, test rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

                "Copyright Collateral" means copyrights and all semi-conductor chip product mask works of Borrower, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including, without limitation, all of Borrower's right, title and interest in and to all copyrights and mask works registered in the United States Copyright Office or anywhere else in the world, and all applications for registration thereof, whether pending or in preparation, all copyright and mask work licenses, the right of Borrower to sue for past, present and future infringements of any thereof, all rights of Borrower corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims damages and proceeds of suit.

                "Patent Collateral" means:

                 (a)  All of Borrower's letters patent and applications for letters patent throughout the world, including all of Borrower's patent applications in preparation for filing anywhere in the world and with the United States Patent and Trademark Office;

                 (b)  All of Borrower's patent licenses;

                 (c)  All reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clauses (a) and (b); and

                 (d)  All proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringements suits), the right of Borrower to sue third parties for past, present or future infringements of any patent or patent application of Borrower, and for breach of enforcement of any patent license, and all rights corresponding thereto throughout the world.

                "Trademark Collateral" means:

                 (a)  All of Borrower's trademarks, trade names, corporate names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a "Trademark"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country;

                 (b)  All of Borrower's Trademark licenses;

                 (c)  All reissues, extensions or renewals of any of the items described in clauses (a) and (b);

                 (d)  All of the goodwill of the business of Borrower connected with the use of, and symbolized by the items described in, clauses (a) and (b), and

                 (e)  All proceeds of, and rights of Borrower associated with, the foregoing, including any claim by Borrower against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

                "Trade Secrets Collateral" means common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of Borrower (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

[Signature page following]

                 EXECUTED as of the day and year first above written.

FRANKLIN COVEY CO.

By: J. SCOTT NIELSEN

Name: J. SCOTT NIELSEN

Title: Senior Vice President - Finance

BANK ONE, NA, as Agent

By: STEPHEN M. FLYNN

Name: STEPHEN M. FLYNN

Title: First Vice President

LIST OF SCHEDULES AND EXHIBITS

Schedule 1	Initial Pledged Shares

Schedule 2	Existing Deposit Accounts

Schedule 3	Locations of Equipment, Inventory, Places of Business, Chief Executive Office, and Books and Records and Tradenames

Schedule 1
to Borrower Security Agreement

Initial Pledged Shares
(as of the Effective Date)

[Borrower to provide]

Schedule 2
to Borrower Security Agreement

Deposit Accounts
(as of the Effective Date)

Institution where	Account Number
Account is Held

[Borrower to provide]

Schedule 3
to Borrower Security Agreement

Locations of Equipment, Inventory, Places of Business,
Chief Executive Office and Books and Records and Tradenames

[Borrower to provide]

EXHIBIT B: FORM OF

BORROWING BASE CERTIFICATE

Franklin Covey Co.

Borrowing Base Certificate

Dated as of

To:  BANK ONE, NA ("Bank One"),as Agent, and the Lenders Party to the Credit Agreement Described Below

Reference is hereby made to that certain Credit Agreement dated as of July 10, 2001 by and among FRANKLIN COVEY CO. (the “Borrower”), the Lenders from time to time party thereto, Bank One, as the Agent for the Lenders, Bank One, as the LC Issuer, and Zions First National Bank, as the Swing Line Lender (as amended, extended and replaced from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Credit Agreement.

        The undersigned, being the [chief financial officer] of the Borrower, hereby certifies that:

        1.   The attached Borrowing Base Certificate is complete, true and correct and fairly presents the data necessary for, and demonstrates, the computation of the Collateral Value of the Borrowing Base as of _________ (the “Calculation Date”).

        2.   Since the Calculation Date there has not occurred any event or circumstance which would make the computation of the Collateral Value of the Borrowing Base as set forth therein inaccurate or incomplete in any material event if this Borrowing Base Certificate were prepared as of the date hereof.

, the of FRANKLIN COVEY, CO.

FORM OF CALCULATION OF COLLATERAL VALUE OF THE BORROWING BASE
[TO BE PROVIDED BY THE AGENT]

EXHIBIT C: FORM OF COMPLIANCE CERTIFICATE

To:	BANK ONE, NA ("Bank One"), as Agent
and the Lenders party to the
Credit Agreement Described Below

        This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of July 10, 2001 among FRANKLIN COVEY CO. (the “Borrower”), the Lenders from time to time party thereto, Bank One, as the Agent for the Lenders, Bank One, as the LC Issuer, and Zions First National Bank, as the Swing Line Lender (as amended, extended and replaced from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Credit Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.	I am the duly elected of the Borrower;

2.	I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.	The examinations described in Paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4.	Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

5.	Schedule II hereto sets forth the determination of the interest rates to be paid for Loans and the commitment fee rates commencing on the fifth day following the delivery hereof.

6.	Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement and the other Loan Documents and the status of compliance.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

         The foregoing certifications, together with the computations set forth in Schedule I **[and Schedule II]** hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this     day of       ,

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of      ,      with
Provisions of and of
the Agreement

SCHEDULE II TO COMPLIANCE CERTIFICATE

Borrower's Applicable Margin Calculation

SCHEDULE III TO COMPLIANCE CERTIFICATE

Reports and Deliveries Currently Due

EXHIBIT D: FORM OF

GUARANTOR SECURITY AGREEMENT

        THIS GUARANTOR SECURITY AGREEMENT (the “Guarantor Security Agreement”) is made and dated as of 10th day of July, 2001, by and among         , a         corporation (“Guarantor”), and BANK ONE, NA (“Bank One”), as collateral agent (in such capacity, the “Agent”) for itself and the other Credit Providers (as that term and capitalized terms not otherwise defined herein are defined in) that certain Credit Agreement dated of even date herewith by and among Franklin Covey Co. (“Borrower”), Bank One and the other Lenders from time to time party thereto, Bank One, as the Agent for the Lenders, Bank One, as the LC Issuer, and Zions First National Bank, as the Swing Line Lender (as amended, extended and replaced from time to time, the “Credit Agreement”)).

RECITALS

         A.        Pursuant to the Credit Agreement the Lenders have agreed to extend credit to Borrower from time to time.

         B.         As a condition precedent to the Lenders’ obligation to extend credit under the Credit Agreement and for certain of the Lenders to enter into Rate Management Transactions with Borrower, the Guarantor is required to execute and deliver to the Agent for the benefit of the Credit Providers that certain Guaranty dated concurrently herewith and, as collateral security for the payment and performance by Guarantor of the Guarantor Obligations (as defined in Paragraph 4 below), Guarantor is required to execute and deliver this Guarantor Security Agreement, and to grant to the Agent and to create a security interest for the benefit of the Collateral Providers in certain property of Guarantor, as hereinafter provided.

        NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

         1.         Appointment of Agent.   Pursuant to the Credit Agreement, each of the Credit Providers has appointed the Agent as its agent under the Loan Documents, including, without limitation, under this Guarantor Security Agreement, and the Agent has accepted such appointment. The Agent agrees to act as secured party, agent, bailee and custodian for the exclusive benefit of the Credit Providers with respect to the Personal Property Collateral (as defined in Paragraph 3 below). The Agent agrees that the Agent will act with respect to the Personal Property Collateral for the exclusive benefit of the Credit Providers and is not, and shall not at any time in the future be, subject with respect to the Personal Property Collateral, in any manner or to any extent, to the direction or control of Borrower except as expressly permitted hereunder, under the other Loan Documents or as required by law.

         2.         Grant of Security Interest.   Borrower hereby pledges, assigns and grants to the Agent, for the pro rata, pari passu benefit of the Credit Providers, and to each of the Credit Providers individually, a security interest in the Personal Property Collateral to secure payment and performance of the Guarantor Obligations.

         3.         Personal Property Collateral.   The Personal Property Collateral shall consist of all right, title and interest of Guarantor in and to the following:

                   (a)   All now existing and hereafter arising accounts, chattel paper, documents, instruments, letter-of-credit rights, commercial tort claims and general intangibles (as those terms are defined in the New York Uniform Commercial Code as in effect from time to time) of Guarantor, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of Guarantor now and hereafter arising in and to all security agreements, guaranties, leases and other writings securing or otherwise relating to any such accounts, chattel paper, documents, instruments, letter-of-credit rights, commercial tort claims and general intangibles;

                   (b)   All inventory of Guarantor, now owned and hereafter acquired, wherever located, including, without limitation, all merchandise, goods and other personal property which are held for sale or leased by Guarantor, all raw materials, work in process, materials used or consumed in Guarantor's business and finished goods, all goods in which Guarantor has an interest in mass or a joint or other interest or gifts of any kind (including goods in which Guarantor has an interest or right as consignee), and all goods which are returned to or repossessed by Guarantor, together with all additions and accessions thereto and replacements therefor and products thereof and documents therefor;

                   (c)   All equipment of Guarantor, now owned and hereafter acquired, wherever located, and all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor, including, without limitation, all machinery, tools, dies, blueprints, catalogues, computer hardware and software, furniture, furnishings and fixtures;

                   (c)  All now existing and hereafter acquired Computer Hardware and Software Collateral, Copyright Collateral, Patent Collateral, Trademark Collateral and Trade Secrets Collateral (as those terms are defined in Paragraph 17 below) (collectively, the "Intellectual Property Collateral");

                   (e)  All shares of capital stock, now owned or hereafter acquired by Guarantor, of each now existing and hereafter formed or acquired Wholly-Owned Domestic Subsidiary of Guarantor and sixty six percent (66%) of the shares of capital stock of each now existing and hereafter formed or acquired Wholly-Owned Foreign Subsidiary of Guarantor, together with all new, substituted and additional securities at any time issued with respect thereto (collectively and severally, the "Pledged Shares"), with the Pledged Shares existing on the date of this Guarantor Security Agreement being described on Schedule 1 attached hereto;

                   (f)  All now existing and hereafter arising rights of the holder of Pledged Shares with respect thereto, including, without limitation, all voting rights and all rights to cash and noncash dividends and other distributions on account thereof;

                   (g)  All deposit accounts, now existing and hereafter arising or established, maintained in Guarantor's name with any financial institution, including, without limitation, those accounts described more particularly on Schedule 2 attached hereto, and any and all funds at any time held therein and all certificates, instruments and other writings, if any, from time to time representing, evidencing or deposited into such accounts, and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

                   (h)  All now existing and hereafter acquired books, records, writings, data bases, information and other property relating to, used or useful in connection with, embodying, incorporating or referring to, any of the foregoing Personal Property Collateral;

                   (i)  All other property of Guarantor now or hereafter in the possession, custody or control of the Agent, and all property of Guarantor in which the Agent now has or hereafter acquires a security interest for the benefit of the Credit Providers;

                   (j)  All now existing and hereafter acquired cash and cash equivalents held by Guarantor not otherwise included in the foregoing Personal Property Collateral; and

                   (k)  All products and proceeds of the foregoing Personal Property Collateral. For purposes of this Guarantor Security Agreement, the term "proceeds" includes whatever is receivable or received when Personal Property Collateral or proceeds thereof is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

         4.         Obligations.   The obligations secured by this Guarantor Security Agreement (collectively, the “Guarantor Obligations”) shall consist of all payment and performance obligations of Guarantor under the Guaranty and under this Guarantor Security Agreement, whether heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such Guarantor Obligations are from time to time reduced, or extinguished and thereafter increased or incurred, whether Guarantor may be liable individually or jointly with others, whether or not recovery upon such Guarantor Obligations may be or hereafter become barred by any statute of limitations, and whether or not such Guarantor Obligations may be or hereafter become otherwise unenforceable.

         5.         Representations and Warranties.  Documents, which are incorporated herein by this reference, Guarantor hereby represents and warrants that:

                   (a)  Guarantor is the sole owner of and has good and marketable title to the Personal Property Collateral (or, in the case of after-acquired Personal Property Collateral, at the time Guarantor acquires rights in the Personal Property Collateral).

                   (b)  Except as permitted pursuant to the Credit Agreement, no Person has (or, in the case of after-acquired Personal Property Collateral, at the time Guarantor acquires rights therein, will have) any right, title, claim or interest (by way of security interest or other Lien or charge) in, against or to the Personal Property Collateral.

                   (c)  All information heretofore, herein or hereafter supplied to the Agent or any Credit Provider by or on behalf of Guarantor with respect to the Personal Property Collateral is accurate and complete in all material respects.

                   (d)  Guarantor has delivered to the Agent all instruments, chattel paper and other items of Personal Property Collateral requested to be delivered by the Agent in which a security interest is or may be perfected by possession, together with such additional writings, including, without limitation, stock transfer powers and assignments, with respect thereto as the Agent shall request.

         6.         Covenants and Agreements of Guarantor.   In addition to all covenants and agreements of Guarantor set forth in the other Loan Documents, which are incorporated herein by this reference, Guarantor hereby agrees, at no cost or expense to the Agent or any of the Credit Providers:

                   (a)  To do all commercially reasonable acts (other than acts which are required to be done by the Agent) that may be necessary to maintain, preserve and protect the Personal Property Collateral and, to the extent such actions are required to be taken by Guarantor, the first priority, perfected security interest of the Agent for the benefit of the Credit Providers therein.

                   (b)  Not to use or permit any Personal Property Collateral to be used unlawfully or in violation of any provision of this Guarantor Security Agreement, any other agreement with the Agent and/or the Credit Providers related hereto, or any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Guarantor or affecting any of the Personal Property Collateral or any contractual obligation affecting any of the Personal Property Collateral.

                   (c)  To pay promptly when due all taxes, assessments, charges, encumbrances and Liens now or hereafter imposed upon or affecting any Personal Property Collateral.

                   (d)  To appear in and defend any action or proceeding which may affect its title to or the Agent's interest on behalf of the Credit Providers in the Personal Property Collateral.

                   (e)  Not to surrender or lose possession of (other than to the Agent), sell, encumber, lease, rent, or otherwise dispose of or transfer any Personal Property Collateral or right or interest therein except as expressly provided herein and in the other Loan Documents, and to keep the Personal Property Collateral free of all levies and security interests or other Liens or charges except those permitted under the Credit Agreement or otherwise approved in writing by the Agent; provided, however, that, unless a Default shall have occurred and be continuing, Guarantor may, in the ordinary course of business, sell or lease any Personal Property Collateral consisting of inventory.

                   (f)  To account fully for and promptly deliver to the Agent, in the form received, all documents, chattel paper, instruments and agreements constituting Personal Property Collateral hereunder, including, without limitation, all stock certificates evidencing Pledged Shares, and all following the occurrence of a Default proceeds of the Personal Property Collateral received, all endorsed to the Agent or in blank, as requested by the Agent, and accompanied by such stock powers as may be required by the Agent and until so delivered all such documents, instruments, agreements and proceeds shall be held by Guarantor in trust for the Agent for the benefit of the Credit Providers, separate from all other property of Guarantor.

                   (g)  To keep separate, accurate and complete records of the Personal Property Collateral and to provide the Agent and each of the Credit Providers with such records and such other reports and information relating to the Personal Property Collateral as the Agent or any Credit Provider may reasonably request from time to time.

                   (h)  To give the Agent thirty (30) days prior written notice of any change in Guarantor's chief place of business or legal name or trade name(s) or style(s) referred to in Paragraph 12 below.

                   (i)  To keep the records concerning the Personal Property Collateral at the location(s) referred to in Paragraph 12 below and not to remove such records from such location(s) without the prior written consent of the Agent.

                   (j)  To keep the Personal Property Collateral at the location(s) referred to in Paragraph 11 below and not to remove the Personal Property Collateral from such location(s) without the prior written consent of the Agent.

                   (k)  To keep the Personal Property Collateral in good condition and repair and not to cause or permit any waste or unusual or unreasonable depreciation of the Personal Property Collateral.

         7.         Authorized Action by Secured Party.  Guarantor hereby agrees that following the occurrence and during the continuance of a Guarantor Default (as defined in Paragraph 10 below), without presentment, notice or demand, and without affecting or impairing in any way the rights of the Agent with respect to the Personal Property Collateral, the obligations of Guarantor hereunder or under the Guaranty or any other Loan Document, the Agent may, but shall not be obligated to and shall incur no liability to Guarantor, any Credit Provider or any third party for failure to, take any action which Guarantor is obligated by this Guarantor Security Agreement to do and to exercise such rights and powers as Guarantor might exercise with respect to the Personal Property Collateral, and Guarantor hereby irrevocably appoints the Agent as its attorney-in-fact to exercise such rights and powers, including without limitation, to:

                   (a)  Collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Personal Property Collateral.

                   (b)  Enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Personal Property Collateral.

                   (c)  Insure, process and preserve the Personal Property Collateral.

                   (d)  Transfer the Personal Property Collateral to its own or its nominee's name.

                   (e)  Make any compromise or settlement, and take any action it deems advisable, with respect to the Personal Property Collateral.

                   (f)  Subject to the provisions of Paragraph 8 below, notify any obligor on any Personal Property Collateral to make payment directly to the Agent.

Guarantor hereby grants to the Agent for the benefit of the Credit Providers an exclusive, irrevocable power of attorney, with full power and authority in the place and stead of Guarantor to take all such action permitted under this Paragraph 7; provided, however, that the Agent agrees that it shall not exercise such power of attorney unless there shall have occurred and is continuing a Guarantor Default. Guarantor agrees to reimburse the Agent upon demand for any costs and expenses, including, without limitation, attorneys’ fees, the Agent may incur while acting as Guarantor’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations secured hereby. It is further agreed and understood between the parties hereto that such care as the Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Personal Property Collateral when in the Agent’s possession; provided, however, that the Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Personal Property Collateral.

         8.         Collection of Personal Property Collateral Payments.

                   (a)  Guarantor shall, at its sole cost and expense, endeavor to obtain payment, when due and payable, of all sums due or to become due with respect to any Personal Property Collateral ("Personal Property Collateral Payments" or a "Personal Property Collateral Payment"), including, without limitation, the taking of such action with respect thereto as the Agent or any Credit Provider may reasonably request, or, in the absence of such request, as Guarantor may reasonably deem advisable; provided, however, that Guarantor shall not, without the prior written consent of the Agent and the Credit Providers, grant or agree to any rebate, refund, compromise or extension with respect to any Personal Property Collateral Payment or accept any prepayment on account thereof other than in the ordinary course of Guarantor's business. Upon the request of the Agent at the direction of all the Credit Providers following the occurrence of a Guarantor Default, Guarantor will notify and direct any party who is or might become obligated to make any Personal Property Collateral Payment, to make payment thereof to such accounts as the Agent may direct in writing and to execute all instruments and take all action required by the Agent to ensure the rights of the Agent for the benefit of the Credit Providers in any Personal Property Collateral subject to the Federal Assignment of Claims Act of 1940, as amended.

                   (b)  Upon the request of the Agent following the occurrence of a Guarantor Default, Guarantor will, forthwith upon receipt, transmit and deliver to the Agent, in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed where required so that such items may be collected by the Agent) which may be received by Guarantor at any time as payment on account of any Personal Property Collateral Payment and if such request shall be made, until delivery to the Agent, such items will be held in trust for the Agent and the Credit Providers and will not be commingled by Guarantor with any of its other funds or property. Thereafter, the Agent is hereby authorized and empowered to endorse the name of Guarantor on any check, draft or other instrument for the payment of money received by the Agent on account of any Personal Property Collateral Payment if the Agent believes such endorsement is necessary or desirable for purposes of collection.

                   (c)  Guarantor will indemnify and save harmless the Agent from and against all reasonable liabilities and expenses on account of any adverse claim asserted against the Agent relating to any moneys received by the Agent on account of any Personal Property Collateral Payment and such obligation of Guarantor shall continue in effect after and notwithstanding the discharge of the Obligations and the release of the security interest granted in Paragraph 2 above.

         9.         Additional Covenants Regarding Intellectual Property Collateral.

                   (a)  Guarantor shall not, unless it shall either reasonably and in good faith determine that such Personal Property Collateral is of negligible economic value to Guarantor or that there is a valid purpose to do otherwise:

                                      (1)  Permit any Patent Collateral to lapse or become abandoned or dedicated to the public or otherwise be unenforceable;

                                      (2)  (i) Fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (ii) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral, (iii) fail to employ all of the Trademark Collateral registered with any Federal or state or foreign authority with an appropriate notice of such registration, (iv) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, (v) use any of the Trademark Collateral registered with any Federal or state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, or (vi) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable;

                                      (3)  Do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof.

                   (b)  Guarantor shall notify the Agent immediately if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding Guarantor's ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.

                   (c)  In no event shall Guarantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Agent, and upon request of the Agent, executes and delivers any and all agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of Guarantor relating thereto or represented thereby.

                   (d)  Guarantor shall, contemporaneously herewith, execute and deliver to the Agent such supplemental agreements for filing in the Patent and Trademark Office as the Agent may require and shall execute and deliver to the Agent any other document required to acknowledge or register or perfect the Agent's interest in any part of the Intellectual Property Collateral.

         10.        Guarantor Default; Remedies.   Upon the occurrence of any of the following (each, a "Guarantor Default"):

                   (a)  There shall occur a Default under Sections 7.6 or 7.7 of the Credit Agreement; or

                   (b)  There shall occur a Default under Section 7.16 relating to the Guaranty or any Guarantor Loan Document executed by Guarantor; or

                   (c)  There shall occur any other Default and the Obligations shall be declared immediately due and payable;

THEN:

the Agent may, without notice to or demand on Guarantor and in addition to all rights and remedies available to the Agent and the Credit Providers with respect to the Obligations, at law, in equity or otherwise, do any one or more of the following:

                                      (1)  Foreclose or otherwise enforce the Agent's security interest in any manner permitted by law or provided for in this Guarantor Security Agreement.

                                      (2)  Sell, lease or otherwise dispose of any Personal Property Collateral at one or more public or private sales at the Agent's place of business or any other place or places, including, without limitation, any broker's board or securities exchange, whether or not such Personal Property Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Agent may determine.

                                      (3)  Recover from Guarantor all costs and expenses, including, without limitation, reasonable attorneys' fees (including the allocated cost of internal counsel), incurred or paid by the Agent or any Credit Provider in exercising any right, power or remedy provided by this Guarantor Security Agreement.

                                      (4)  Require Guarantor to assemble the Personal Property Collateral and make it available to the Agent at a place to be designated by the Agent.

                                      (5)  Enter onto property where any Personal Property Collateral is located and take possession thereof with or without judicial process.

                                      (6)  Prior to the disposition of the Personal Property Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Agent deems appropriate and in connection with such preparation and disposition, without charge, use any trademark, tradename, copyright, patent or technical process used by Guarantor.

Guarantor shall be given five (5) Business Days’ prior notice of the time and place of any public sale or of the time after which any private sale or other intended disposition of Personal Property Collateral is to be made, which notice Guarantor hereby agrees shall be deemed reasonable notice thereof. Upon any sale or other disposition pursuant to this Guarantor Security Agreement, the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Personal Property Collateral or portion thereof so sold or disposed of. Each purchaser at any such sale or other disposition (including the Agent) shall hold the Personal Property Collateral free from any claim or right of whatever kind, including any equity or right of redemption of Guarantor and Guarantor specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

         11.        Administration of the Pledged Shares.   In addition to any provisions of this Guarantor Security Agreement which govern the administration of the Personal Property Collateral generally, the following provisions shall govern the administration of the Pledged Shares:

                   (a)  Until there shall have occurred and be continuing a Guarantor Default, Guarantor shall be entitled to vote or consent with respect to the Pledged Shares in any manner not inconsistent with this Guarantor Security Agreement or any document or instrument delivered or to be delivered pursuant to or in connection with any thereof and to receive all dividends paid with respect to the Pledged Shares. If there shall have occurred and be continuing a Guarantor Default and the Agent shall have notified Guarantor that the Agent desires to exercise its proxy rights with respect to all or a portion of the Pledged Shares, Guarantor hereby grants to the Agent an irrevocable proxy for the Pledged Shares pursuant to which proxy the Agent shall be entitled to vote or consent, in its discretion, and in such event Guarantor agrees to deliver to the Agent such further evidence of the grant of such proxy as the Agent may request.

                   (b)  In the event that at any time or from time to time after the date hereof, Guarantor, as record and beneficial owner of the Pledged Shares, shall receive or shall become entitled to receive, any dividend or any other distribution whether in securities or property by way of stock split, spin-off, split-up or reclassification, combination of shares or the like, or in case of any reorganization, consolidation or merger, and Guarantor, as record and beneficial owner of the Pledged Shares, shall thereby be entitled to receive securities or property in respect of such Pledged Shares, then and in each such case, Guarantor shall deliver to the Agent and the Agent shall be entitled to receive and retain all such securities or property as part of the Pledged Shares as security for the payment and performance of the Obligations; provided, however, that until there shall have occurred a Guarantor Default, Guarantor shall be entitled to retain any cash dividends paid on account of the Pledged Shares.

                   (c)  Upon the occurrence of a Guarantor Default, the Agent is authorized to sell the Pledged Shares and, at any such sale of any of the Pledged Shares, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to persons or entities who (1) will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any of the Pledged Shares; and (2) satisfy the offeree and purchaser requirements for a valid private placement transaction under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and under Securities and Exchange Commission Release Nos. 33-6383; 34-18524; 35-22407; 39-700; IC-12264; AS-306, or under any similar statute, rule or regulation. Guarantor agrees that disposition of the Pledged Shares pursuant to any private sale made as provided above may be at prices and on other terms less favorable than if the Pledged Shares were sold at public sale, and that the Agent has no obligation to delay the sale of any Pledged Shares for public sale under the Act. Guarantor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. In the event that the Agent elects to sell the Pledged Shares, or part of them, and there is a public market for the Pledged Shares, in a public sale Guarantor shall use its best efforts to register and qualify the Pledged Shares, or applicable part thereof, under the Act and all state Blue Sky or securities laws required by the proposed terms of sale and all expenses thereof shall be payable by Guarantor, including, but not limited to, all costs of (i) registration or qualification of, under the Act or any state Blue Sky or securities laws or pursuant to any applicable rule or regulation issued pursuant thereto, any Pledged Shares, and (ii) sale of such Pledged Shares, including, but not limited to, brokers' or underwriters' commissions, fees or discounts, accounting and legal fees, costs of printing and other expenses of transfer and sale.

                   (d)  If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Pledged Shares, or any part thereof, Guarantor will execute such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure the same.

                   (e)  Nothing contained in this Paragraph 11 shall be deemed to limit the other obligations of Guarantor contained in this Guarantor Security Agreement or the other Loan Documents and the rights of the Agent and the Credit Providers hereunder or thereunder.

         12.        Place of Business; Personal Property Collateral Location; Records Location.   Guarantor represents that its chief place of business is as set forth on Schedule 3 attached hereto; that the only trade name(s) or style(s) used by Guarantor are set forth on said Schedule 3; and that, except as otherwise disclosed to the Agent in writing prior to the date hereof, the Personal Property Collateral and Guarantor’s records concerning the Personal Property Collateral are located at its chief place of business.

         13.        Waiver of Hearing.   Guarantor expressly waives to the extent permitted under applicable law any constitutional or other right to a judicial hearing prior to the time the Agent takes possession or disposes of the Personal Property Collateral upon the occurrence of a Guarantor Default.

         14.        Cumulative Rights.   The rights, powers and remedies of the Agent and any of the Credit Providers under this Guarantor Security Agreement shall be in addition to all rights, powers and remedies given to the Agent and any of the Credit Providers by virtue of any statute or rule of law, the Loan Documents or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Agent’s and any of the Credit Providers’ security interest in the Personal Property Collateral.

         15.        Waiver.   Any forbearance or failure or delay by the Agent in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of the Agent or any of the Credit Providers shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by the Agent or such other Secured Party, as applicable. Guarantor waives any right to require any Secured Party to proceed against any person or to exhaust any Personal Property Collateral or to pursue any remedy in such Secured Party’s power.

         16.        Setoff.  Guarantor agrees that, as between the Guarantor, on the one hand, and the Agent and the Credit Providers, on the other hand, the Agent and each Credit Provider may exercise its rights of setoff with respect to the Obligations in the same manner as if the Obligations were unsecured.

         17.        Intellectual Property Collateral.   For purposes of this Guarantor Security Agreement, the following capitalized terms shall have the following meanings:

                    "Computer Hardware and Software Collateral" means all of Guarantor's right, title and interest in all now existing and hereafter created or acquired:

                   (a)  Computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

                   (b)  Software programs (including both source code, object code and all related applications and data files), whether owned, licensed or leased, designed for use on the computers and electronic data processing hardware described in subparagraph (a) above;

                   (c)  All firmware associated therewith;

                   (d)  All documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in subparagraph (a) through (c) above; and

                   (e)  All rights with respect to all of the foregoing, including, without limitation, any and all of Guarantor's copyrights, licenses, options, warranties, service contracts, program services, test rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

                        "Copyright Collateral" means copyrights and all semi-conductor chip product mask works of Guarantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including, without limitation, all of Guarantor's right, title and interest in and to all copyrights and mask works registered in the United States Copyright Office or anywhere else in the world, and all applications for registration thereof, whether pending or in preparation, all copyright and mask work licenses, the right of Guarantor to sue for past, present and future infringements of any thereof, all rights of Guarantor corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims damages and proceeds of suit.

                        "Patent Collateral" means:

                   (a)  All of Guarantor's letters patent and applications for letters patent throughout the world, including all of Guarantor's patent applications in preparation for filing anywhere in the world and with the United States Patent and Trademark Office;

                   (b)  All of Guarantor's patent licenses;

                   (c)  All reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clauses (a) and (b); and

                   (d)   All proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringements suits), the right of Guarantor to sue third parties for past, present or future infringements of any patent or patent application of Guarantor, and for breach of enforcement of any patent license, and all rights corresponding thereto throughout the world.

                        "Trademark Collateral" means:

                   (a)  All of Guarantor's trademarks, trade names, corporate names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a "Trademark"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country;

                   (b)  All of Guarantor's Trademark licenses;

                   (c)  All reissues, extensions or renewals of any of the items described in clauses (a) and (b);

                   (d)  All of the goodwill of the business of Guarantor connected with the use of, and symbolized by the items described in, clauses (a) and (b, and

                   (e)  All proceeds of, and rights of Guarantor associated with, the foregoing, including any claim by Guarantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

                        "Trade Secrets Collateral" means common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of Guarantor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

[Signature Page Following]

         EXECUTED as of the day and year first above written.

FRANKLIN COVEY CO.

By:

Name:

Title:

BANK ONE, NA, as Agent

By:

Name:

Title:

LIST OF SCHEDULES AND EXHIBITS

Schedule 1	Initial Pledged Shares

Schedule 2	Existing Deposit Accounts

Schedule 3	Locations of Equipment, Inventory, Places of Business, Chief Executive Office, and Books and Records and Tradenames

Schedule 1
to Guarantor Security Agreement

Initial Pledged Shares
(as of the Effective Date)

COMPANY NAME	NO. OF SHARES	PERCENTAGE OWNERSHIP INTEREST

[Borrower to provide]

Schedule 2
to Guarantor Security Agreement

Deposit Accounts
(as of the Effective Date)

Institution where Account is Held	Account Number

[Borrower to provide]

Schedule 3
to Guarantor Security Agreement

Locations of Equipment, Inventory, Places of Business, Chief Executive Office and Books and Records and Tradenames

[Borrower to provide]

EXHIBIT E: FORM OF

GUARANTY

        THIS GUARANTY (the “Guaranty”) is made and dated as of 10th day of July, 2001, by ________________________, a______________ corporation (“Guarantor”), in favor of BANK ONE, NA (“Bank One”), as agent (in such capacity, the “Agent”) for itself and the other Credit Providers (as that term and capitalized terms not otherwise defined herein are defined in) that certain Credit Agreement dated of even date herewith by and among Franklin Covey Co. (“Borrower”), the Lenders from time to time party thereto, Bank One, as the Agent for the Lenders, Bank One, as the LC Issuer, and Zions First National Bank, as the Swing Line Lender (as amended, extended and replaced from time to time, the “Credit Agreement”)).

RECITALS

         A.   Pursuant to the Credit Agreement the Lenders have agreed to extend credit to Borrower from time to time.

         B.   As a condition precedent to the Lenders’ obligation to extend credit under the Credit Agreement and for certain of the Lenders to enter into Rate Management Transactions with Borrower, the Guarantor is required to execute and deliver to the Agent for the benefit of the Credit Providers this Guaranty and, as collateral security for the payment and performance by Guarantor of its obligations hereunder, Guarantor is required to execute and deliver that certain Guarantor Security Agreement of even date herewith, and to grant to the Agent and to create a security interest for the benefit of the Collateral Providers in certain property of Guarantor, as hereinafter provided.

         NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

AGREEMENT

         1.  Guarantor hereby absolutely and unconditionally guarantees the payment when due, upon maturity, acceleration or otherwise, of all Obligations, including in all cases, whether heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such Obligations are from time to time reduced, or extinguished and thereafter increased or incurred, whether the Company may be liable individually or jointly with others, whether or not recovery upon such Obligations may be or hereafter become barred by any statute of limitations, and whether or not such Obligations may be or hereafter become otherwise unenforceable.

         2.   Guarantor hereby absolutely and unconditionally guarantees the payment of the Obligations, whether or not due or payable by the Company, upon: (a) the dissolution, insolvency or business failure of, or any assignment for benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against, either the Company or Guarantor, or (b) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of either the Company or Guarantor, and unconditionally promises to pay such Obligations to the Agent for the benefit of Credit Providers, or order, on demand, in lawful money of the United States.

         3.   The liability of Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations, whether executed by Guarantor or by any other party, and the liability of Guarantor hereunder is not affected or impaired by (a) any direction of application of payment by the Company or by any other party, or (b) any other guaranty, undertaking or maximum liability of Guarantor or of any other party as to the Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any revocation or release of any obligations of any other guarantor of the Obligations, or (e) any dissolution, termination or increase, decrease or change in personnel of Guarantor, or (f) any payment made to the Agent or any Credit Provider on the Obligations which the Agent or any Credit Provider repays to the Company pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Guarantor waives any right to the deferral or modification of Guarantor’s obligations hereunder by reason of any such proceeding.

         4.    (a)    The obligations of Guarantor hereunder are independent of the obligations of the Company with respect to the Obligations, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against the Company and whether or not the Company be joined in any such action or actions. Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Company or other circumstance which operates to toll any statute of limitations as to the Company shall operate to toll the statute of limitations as to Guarantor.

                (b)   All payments made by Guarantor under this Guaranty shall be made without set-off or counterclaim and free and clear of and without deductions for any present or future taxes, fees, withholdings or conditions of any nature (“Taxes”). Guarantor shall pay any such Taxes, including Taxes on any amounts so paid, and will promptly furnish any Credit Provider copies of any tax receipts or such other evidence of payment as such Credit Provider may require.

         5.    Guarantor authorizes the Agent and Credit Providers (whether or not after termination of this Guaranty), without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of Obligations or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Obligations and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as the Agent and Credit Providers in their discretion may determine; and (d) release or substitute any one or more endorsers, guarantors, the Company or other obligors. The Agent and Credit Providers may, without notice to or the further consent of the Company or Guarantor, assign this Guaranty in whole or in part to any person acquiring an interest in the Obligations.

         6.    It is not necessary for the Agent or any Credit Provider to inquire into the capacity or power of the Company or the officers acting or purporting to act on their behalf, and Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         7.    Guarantor waives any right to require the Agent or any Credit Provider to (a) proceed against the Company or any other party; (b) proceed against or exhaust any security held from the Company; or (c) pursue any other remedy whatsoever. Guarantor waives any personal defense based on or arising out of any personal defense of the Company other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of either the Company, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company other than payment in full of the Obligations. The Agent and Credit Providers may, at their election, foreclose on any security held for the Obligations by one or more judicial or nonjudicial sales, or exercise any other right or remedy they may have against the Company, or any security, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Obligations have been paid. Guarantor waives all rights and defenses arising out of an election of remedies, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal.

         8.    Guarantor hereby waives any claim or other rights which Guarantor may now have or may hereafter acquire against the Company or any other guarantor of all or any of the Obligations that arise from the existence or performance of Guarantor’s obligations under this Guaranty or any other of the Loan Documents (all such claims and rights being referred to as the “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy which the Agent or any Credit Provider has against the Company or any collateral which the Agent or any Credit Provider now has or hereafter acquires for the Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If, notwithstanding the foregoing provisions, any amount shall be paid to Guarantor on account of Guarantor’s Conditional Rights and either (a) such amount is paid to Guarantor at any time when the Obligations shall not have been paid or performed in full, or (b) regardless of when such amount is paid to Guarantor any payment made by the Company to the Agent or any Credit Provider is at any time determined to be a preferential payment, then such amount paid to Guarantor shall be deemed to be held in trust for the benefit of Credit Providers and shall forthwith be paid to the Agent for the benefit of Credit Providers to be credited and applied upon the Obligations, whether matured or unmatured, in such order and manner as Credit Providers, in their sole discretion, shall determine. To the extent that any of the provisions of this Paragraph 8 shall not be enforceable, Guarantor agrees that until such time as the Obligations have been paid and performed in full and the period of time has expired during which any payment made by the Company or Guarantor may be determined to be a preferential payment, Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to the Credit Providers’ right to full payment and performance of the Obligations and Guarantor shall not seek to enforce Guarantor’s Conditional Rights during such period.

         9.    Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. Guarantor assumes all responsibility for being and keeping itself informed of either the Company’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder, and agrees that neither the Agent nor any Credit Provider shall have a duty to advise Guarantor of information known to it regarding such circumstances or risks.

        10.    In addition to the Obligations, Guarantor agrees to pay reasonable attorneys' fees and all other reasonable costs and expenses incurred by the Agent and Credit Providers in enforcing this Guaranty in any action or proceeding arising out of or relating to this Guaranty.

        11.   Guarantor hereby represents and warrants to the Agent and each Credit Provider that:

                (a)    Guarantor has reviewed and approved the Credit Agreement and the other Loan Documents.

                (b)   All representations and warranties relating to Guarantor set forth in the Credit Agreement are accurate and complete in all respects.

        12.    Guarantor hereby covenants and agrees with the Agent and the Credit Providers that it will cooperate with the Company to facilitate the Company’s compliance with all the covenants set forth in the Credit Agreement. Guarantor further agrees to execute any and all further documents, instruments and agreements as the Agent from time to time reasonably requests to evidence Guarantor’s obligations hereunder.

        13.   This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its choice of law rules.

        14.    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY. GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

        15.    GUARANTOR, AND BY ACCEPTING THIS GUARANTY THE COLLATERAL AGENT FOR ITSELF AND ON BEHALF OF THE CREDIT PROVIDERS, WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. GUARANTOR AND THE AGENT FOR ITSELF AND ON BEHALF OF THE CREDIT PROVIDERS AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, GUARANTOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

[Signature page following]

         IN WITNESS WHEREOF, this Guaranty has been executed as of the date first above written.

FRANKLIN COVEY CO., a Utah Corporation

By: J. SCOTT NIELSEN

Name: J. SCOTT NIELSEN

Title: Senior Vice President - Finance

EXHIBIT F-1: FORM OF
REVOLVING LOANS NOTE

[Date]

         FRANKLIN COVEY CO., a Utah corporation (the "Borrower"), promises to pay to the order of ____________________________________ (the “Lender”) the Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans made to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Facility Termination Date.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of Lender's Pro Rata Share of each Revolving Loan and the date and amount of each principal payment hereunder.

        This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of July 10, 2001 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, the LC Issuer, the Swing Line Lender and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may or must be prepaid or its maturity date accelerated. This Note is secured pursuant to the Loan Documents and guaranteed pursuant to the Guaranties, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

FRANKLIN COVEY CO., a Utah Corporation

By: J. SCOTT NIELSEN

Name: J. SCOTT NIELSEN

Title: Senior Vice President - Finance

SCHEDULE OF REVOLVING LOANS AND PAYMENTS OF PRINCIPAL
TO
REVOLVING LOANS NOTE OF FRANKLIN COVEY CO.
DATED          ,

                           Pro Rata Share of
                             Principal                 Maturity                    Principal
                             Amount of                of Interest                   Amount               Unpaid
         Date             Revolving Loan                Period                       Paid                Balance
----------------------------------------------------------------------------------------------------------------

EXHIBIT F-2: FORM OF
TERM LOAN NOTE

[Date]

         FRANKLIN COVEY CO., a Utah corporation_ (the "Borrower"), promises to pay to the order of ___________________________________ (the “Lender”) the Lender’s Pro Rata Share of the unpaid principal amount of the Term Loan made to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of Lender's Pro Rata Share of the Term Loan and the date and amount of each principal payment hereunder.

        This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of July 10, 2001 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, the LC Issuer, the Swing Line Lender and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may or must be prepaid or its maturity date accelerated. This Note is secured pursuant to the Loan Documents and guaranteed pursuant to the Guaranties, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

FRANKLIN COVEY CO., a Utah Corporation

By: J. SCOTT NIELSEN

Name: J. SCOTT NIELSEN

Title: Senior Vice President - Finance

SCHEDULE OF PAYMENTS OF TERM LOAN PRINCIPAL
TO
TERM LOAN NOTE OF FRANKLIN COVEY CO.
DATED          ,

                           Pro Rata Share of
                             Principal                 Maturity                    Principal
                             Amount of                of Interest                   Amount               Unpaid
         Date                Term Loan                  Period                       Paid                Balance
----------------------------------------------------------------------------------------------------------------

EXHIBIT F-3: FORM OF
SWING LINE LOANS NOTE

[Date]

         FRANKLIN COVEY CO., a Utah corporation_ (the "Borrower"), promises to pay to the order of ____________________________________ (the “Swing Line Lender”) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Swing Line Loans in full on the Facility Termination Date.

         The Swing Line Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Swing Line Loan and the date and amount of each principal payment hereunder.

        This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of July 10, 2001 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Swing Line Lender, the LC Issuer, the Swing Line Lender and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may or must be prepaid or its maturity date accelerated. This Note is secured pursuant to the Loan Documents and guaranteed pursuant to the Guaranties, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

FRANKLIN COVEY CO., a Utah Corporation

By: J. SCOTT NIELSEN

Name: J. SCOTT NIELSEN

Title: Senior Vice President - Finance

SCHEDULE OF SWING LINE LOANS AND PAYMENTS OF PRINCIPAL
TO
SWING LINE LOANS NOTE OF FRANKLIN COVEY CO.
DATED         ,

                             Principal                 Principal
                             Amount of                  Amount                     Interest              Unpaid
         Date             Swing Line Loan                Paid                        Paid                Balance
----------------------------------------------------------------------------------------------------------------

EXHIBIT G: FORM OF OPINION OF COUNSEL TO BORROWER AND GUARANTORS

                ,

The Agent and the Lenders who are parties to the Credit Agreement described below.

Gentlemen/Ladies:

         We are counsel for FRANKLIN COVEY CO., a Utah corporation (the “Borrower”), and each of the Initial Guarantors under (and as the term “Initial Guarantors” and other capitalized terms used herein and not otherwise defined herein are defined in) that certain Credit Agreement dated as of July 10, 2001 among the Borrower, Bank One, NA (“Bank One”) and the other Lenders from time to time party thereto, Bank One, as the Agent for the Lenders, Bank One, as the LC Issuer, and Zions First National Bank, as the Swing Line Lender, and have represented the Borrower and the Initial Guarantors (collectively and severally, the “Credit Parties”) in connection with its execution and delivery of the Credit Agreement and the other Loan Documents and providing for Revolving Loans and Facility LCs in an aggregate principal amount not exceeding $70,000,000 at any one time outstanding and a Term Loan in an amount not to exceed $30,000,000. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

         We have examined each of the Credit Parties’ **[describe constitutive documents of each of the Credit Parties and appropriate evidence of authority to enter into the transaction]**, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

         l.    Each of the Borrower and its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         2.   The execution and delivery by each of the Credit Parties of the Loan Documents to which it is a party and the performance by such Credit Party of its obligations thereunder have been duly authorized by proper corporate proceedings on the part of such Credit Party and will not:

                (a)     require any consent of such Credit Party's shareholders or members (other than any such consent as has already been given and remains in full force and effect);

                (b)     violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or

                (c)     result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries (other than Liens created in favor of the Agent for the benefit of the Credit Providers under the Loan Documents).

         3.    The Loan Documents to which each of the Credit Parties is a party have been duly executed and delivered by such Credit Party and constitute legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

         4.    There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

        5.    No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by any of the Credit Parties in connection with the execution and delivery of the Loan Documents to which it is party, the borrowings under the Credit Agreement, the payment and performance by such Credit Party of its obligations under the Loan Documents to which it is party, or the legality, validity, binding effect or enforceability of any of the Loan Documents.

        6.    The provisions of the Loan Documents are sufficient to create in favor of the Agent for the benefit of the Credit Providers, a security interest in all right, title and interest of the Credit Parties executing such Loan Documents in those items and types of collateral described in the Loan Documents in which a security interest may be created under Article 9 of the Uniform Commercial Code as in effect on the date hereof in all applicable jurisdictions. Financing statements on Form UCC-1‘s have been duly executed by each of the Credit Parties and have been duly filed in each filing office indicated in Exhibit A hereto under the Uniform Commercial Code in effect in each state in which said filing offices are located. The description of the collateral set forth in said financing statements is sufficient to perfect a security interest in the items and types of collateral described therein in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in such states. Such filings are sufficient to perfect the security interest created by the Loan Documents in all right, title and interest of the Credit Parties in those items and types of collateral described in the Loan Documents in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code in such states, except that we express no opinion as to personal property affixed to real property in such manner as to become a fixture under the laws of any state in which the collateral may be located and we call your attention to the fact that the security interest granted under the Loan Documents in certain of such collateral may not be perfected by filing financing statements under the Uniform Commercial Code.

         6.   This opinion may be relied upon by the Agent, the LC Issuer, the Swing Line Lender, the Lenders and their participants, assignees and other transferees.

Very truly yours,

EXHIBIT H: FORM OF MONEY TRANSFER INSTRUCTIONS

To Bank One, NA,
as Agent (the "Agent") under the Credit Agreement
Described Below.

Re:	Credit Agreement, dated as of July 10, 2001 (as the same may be amended or modified, the “Credit Agreement”), among Franklin Covey Co. (the “Borrower”), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Loans or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Credit Agreement.

Facility Identification Number(s):	8998248

Customer/Account Name:	Franklin Covey Co.

Transfer Funds To:	Zions First National Bank--Commercial Banking Division 10 E. South Temple, Suite 200 Salt Lake City, Utah 84133

For Account No.	024-17362-7

Reference/Attention To	Kathy Stark/ Jim C. Stanchfield

Authorized Officer (Customer Representative)	Date

(Please Print)	Signature

Bank Officer Name	Date

(Please Print)	Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

EXHIBIT I: FORM OF ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between                  (the "Assignor") and                  (the "Assignee") is dated as of         , 20   . The parties hereto agree as follows:

         1.  PRELIMINARY STATEMENT.   The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

        2.   ASSIGNMENT AND ASSUMPTION.   The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

        3.   EFFECTIVE DATE.   The effective date of this Assignment Agreement (the “Effective Date”) shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

        4.   PAYMENT OBLIGATIONS.   In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

        5.   RECORDATION FEE.  The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

        6.   REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR’S LIABILITY.   The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and (iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

        7.   REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE.   The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment Agreement, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

         8.   GOVERNING LAW.   This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

         9.   NOTICES.   Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         10.   COUNTERPARTS; DELIVERY BY FACSIMILE.  This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

             IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

                                                            SCHEDULE 1

                                                        to Assignment Agreement

1.       Description and Date of Credit Agreement:

2.       Date of Assignment Agreement:               , 200_
                                        -------------      --

3.       Amounts (As of Date of Item 2 above):

                                                     Facility          Facility         Facility          Facility
                                                         1*                 2*              3*                4*
                                                     --------          ---------        ---------          --------
         a.       Assignee's percentage
                  of each Facility purchased
                  under the Assignment
                  Agreement**                                %                 %                 %               %
                                                     --------          --------         ---------        -------- -

         b.       Amount of
                  each Facility
                  purchased
                  under the Assignment
                  Agreement***                       $                 $                $
                                                      --------          --------         --------
$
---------

4.       Assignee's Commitment (or Loans
         with respect to terminated
         Commitments) purchased
         hereunder:                                           $
                                                               -----------------

5.       Proposed Effective Date:
                                                               ---------------------------

6.       Non-standard Recordation Fee
         Arrangement                                                   N/A***
                                                              [Assignor/Assignee
                                                               to pay 100% of fee]
                                                              [Fee waived by Agent]
Accepted and Agreed:

[NAME OF ASSIGNOR]                                            [NAME OF ASSIGNEE]

By:                                                           By:
    -------------------------------------------------             -------------------------------------------------
Title:                                                        Title:
       ----------------------------------------------                ----------------------------------------------

ACCEPTED AND CONSENTED TO**** BY            ACCEPTED AND CONSENTED TO**** BY
[NAME OF BORROWER]                                   [NAME OF AGENT]

By:                                                           By:
    -------------------------------------------------             -------------------------------------------------
Title:                                                        Title:
       ----------------------------------------------                ----------------------------------------------

*        Insert specific facility names per Credit Agreement
**       Percentage taken to 10 decimal places
***      If fee is split 50-50, pick N/A as option
****     Delete if not required by Credit Agreement

                                           Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                                                   ADMINISTRATIVE INFORMATION SHEET
                                                   --------------------------------

                                    Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                                                       (Sample form shown below)

                                                         ASSIGNOR INFORMATION
                                                         --------------------
Contact:
-------

Name:                                                         Telephone No.:
     ------------------------------------------------                        -----------------------------
Fax No.:                                                      Telex No.:
         --------------------------------------------                    ------------------------------------------
                                                              Answerback:
                                                                          -----------------------------------------
Payment Information:
--------------------

Name & ABA # of Destination Bank:
                                    -------------------------------------------------------------

Account Name & Number for Wire Transfer:
                                            -----------------------------------------------------

Other Instructions:
                   ------------------------------------------------------------------------------------------------

Address for Notices for Assignor:
--------------------------------    ----------------------------------------------------------------------

                                                         ASSIGNEE INFORMATION
                                                         --------------------
Credit Contact:
--------------

Name:                                                         Telephone No.:
     ------------------------------------------------                        -----------------------------
Fax No.:                                                      Telex No.:
         --------------------------------------------                    ------------------------------------------
                                                              Answerback:
                                                                          -----------------------------------------
Key Operations Contacts:
-----------------------

Booking Installation:                                         Booking Installation:
                     --------------------------------                              --------------------------------
Name:                                                         Name:
     ------------------------------------------------              ------------------------------------------------
Telephone No.:                                       Telephone No.:
              ------------------------------                       ------------------------------
Fax No.:                                                      Fax No.:
         --------------------------------------------                 ------------------------------------
Telex No.:                                                    Telex No.:
           ------------------------------------------                   -------------------------------------------
Answerback:                                                   Answerback:
           ------------------------------------------                    ------------------------------------------

Payment Information:
--------------------

Name & ABA # of Destination Bank:
                                    -------------------------------------------------------------

Account Name & Number for Wire Transfer:
                                            -----------------------------------------------------

Other Instructions:
                   ------------------------------------------------------------------------------------------------

Address for Notices for Assignee:
--------------------------------    ----------------------------------------------------------------------

                                                         BANK ONE INFORMATION
                                                         --------------------

         Assignee will be called promptly upon receipt of the signed agreement.

Initial Funding Contact:                             Subsequent Operations Contact:
-----------------------                              -----------------------------

Name:                                                Name:
                --------------------------                 --------------------------------------
Telephone No.:  (312)                                Telephone No.:  (312)
               ---------------------                                -----------------------------
Fax No.:  (312)                                      Fax No.: (312)
         ---------------------------                          -----------------------------------
                                                      Bank One Telex No.:  190201  (Answerback: FNBC UT)
                                                                          ------------------------------

Initial Funding Standards:
-------------------------

Libor - Fund 2 days after rates are set.

Bank One Wire Instructions:         Bank One, NA, ABA # 071000013
--------------------------
                                            LS2 Incoming Account # 481152860000
                                            Ref:________________

Address for Notices for Bank One:   1 Bank One Plaza, Chicago, IL  60670
--------------------------------
                                            Attn: Agency Compliance Division, Suite IL1-0353
                                            Fax No. (312) 732-2038 or (312) 732-4339

                                                     SCHEDULE 5.7: LITIGATION DISCLOSURE

                                                                    NONE.

                                           SCHEDULE 5.8: SUBSIDIARIES, OWNERSHIP, INVESTMENT, ETC.

-----------------------------------------------------------------------------------------------------------------
      SUBSIDIARY NAME          JURISDICTION OF    BORROWER'S PERCENTAGE      NAME AND PERCENTAGE OWNERSHIP OF
                                ORGANIZATION            OWNERSHIP                      OTHER OWNERS
-----------------------------------------------------------------------------------------------------------------
          DOMESTIC
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Argentina,           Utah                   100%
Inc.
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Asia, Inc.           Utah                   100%
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Brazil, Inc.         Utah                   100%
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Catalog              Utah                   100%
Sales, Inc.
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Client               Utah                   100%
Sales, Inc.
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Coaching, LLC      Delaware                                Franklin Covey Client Sales, Inc. -
                                                                          50% AMS - 50%
-----------------------------------------------------------------------------------------------------------------
Franklin Covey                      Utah                   100%
International, Inc.
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Marketing,           Utah                    0%            Franklin Covey Services, L.L.C. - 99%
Ltd.                                                                      Franklin Development Corporation - 1%
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Mexico, Inc.         Utah                   100%
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Printing,            Utah                   100%
Inc.
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Product              Utah                   100%
Sales, Inc.
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Services,            Utah                    0%            Franklin Covey Client Sales, Inc. -
L.L.C.                                                                    99% Franklin Development Corporation
                                                                          - 1%
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Travel, Inc.         Utah                   100%
-----------------------------------------------------------------------------------------------------------------
Franklin Development                Utah                   100%
Corporation
-----------------------------------------------------------------------------------------------------------------
Franklin Planner.com, Inc.          Utah                   90%            Michael Barlow - 5%; Scot Robinson -
                                                                          5%
-----------------------------------------------------------------------------------------------------------------
McCulley/Cuppan LLC                 Utah                   100%
-----------------------------------------------------------------------------------------------------------------
Premier Agendas, Inc.            Washington                100%
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
          FOREIGN
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Brasil, Ltda.       Brazil                  100%
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Canada, Ltd.        Canada                  100%
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Cayman        British West Indies           100%
Islands, Ltd.
-----------------------------------------------------------------------------------------------------------------
Franklin Covey de Mexico S.        Mexico                  100%
de R.L. de C.V.
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Europe, Ltd.    United Kingdom              100%
-----------------------------------------------------------------------------------------------------------------
Franklin Covey France         France (applied)             100%
S.A.R.L.
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Germany             Germany                 100%
G.m.b.H.
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Japan Co.            Japan                  100%
Ltd.
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Ltd.              New Zealand               100%
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Middle East,        Bahrain                 100%
WLL
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Netherlands       Netherlands               100%
B.V.
-----------------------------------------------------------------------------------------------------------------
Franklin Covey Pty Ltd.           Australia                100%
-----------------------------------------------------------------------------------------------------------------
P.E.A.K.                           Canada                   0%            Premier Agendas, Inc. - 100%
-----------------------------------------------------------------------------------------------------------------
Premier School Agendas, Ltd.       Canada                   0%            Franklin Covey Canada, Ltd. - 100%
-----------------------------------------------------------------------------------------------------------------

                                                        SCHEDULE 5.14: EXISTING LIENS

----------------------------------------------------------------------------------------------------------------------------
REAL PROPERTY LIENS
----------------------------------------------------------------------------------------------------------------------------
     Property       Address/Property Location               Lien Holder
     ---------      -------------------------               -----------
     Description
     -----------
----------------------------------------------------------------------------------------------------------------------------
1.   Hancock        2620 S. Decker Lake Blvd., SLC, UT      United of Omaha (Loan # 80-002021-5); CB Richards Ellis
     Building, SL                                           (Purchase Agreement dated June 26, 2001); Electronic Data
     Campus                                                 Systems Corporation (Lease dated 6/29/01)
------------------------------------------------------------
     Madison        2580 S. Decker Lake Blvd., SLC, UT
     Building, SL
     Campus
----------------------------------------------------------------------------------------------------------------------------
2.   Patrick Henry  2607 S. Decker Lake Blvd., SLC, UT      United of Omaha (Loan # 80-001999-8); Approx. 1,000 square
     Building, SL                                           feet under Lease w/ Franklin Covey Coaching, LLC for mail room
     Campus                                                 (which will be moved to Item 1 above in a few months)
----------------------------------------------------------------------------------------------------------------------------
3.   Washington/Jeff2200nWest Parkway Blvd., SLC, UT        Zions Bank (Loan Acct #3424774-4001)
     Building
----------------------------------------------------------------------------------------------------------------------------
4.   Franklin       2650 S. Decker Lake Blvd., SLC, UT      Franklin Covey Coaching, LLC (Lease dated 9/1/00)
     Building, SL
     Campus
     (approx.
     27,903 square
     feet
----------------------------------------------------------------------------------------------------------------------------
5.   Riverwoods I   360 W. 4800 N., Provo, UT               MyFamily.com (Sublease dated 2/18/00)
----------------------------------------------------------------------------------------------------------------------------
     Riverwoods II  466 W. 4800 N., Provo, UT               MyFamily.com (Sublease dated 2/18/00)
----------------------------------------------------------------------------------------------------------------------------
6.   Publishers     1900 West 2300 South, SLC, UT           Publishers Press, Inc. (Lease dated 2/28/00)
     Press
----------------------------------------------------------------------------------------------------------------------------
7.   Raw Land       2097 West Parkway Blvd., SLC, UT        Marlin Shelley (Purchase Agreement dated 5/9/01)
----------------------------------------------------------------------------------------------------------------------------
PERSONAL PROPERTY LIENS
----------------------------------------------------------------------------------------------------------------------------
    Property        Address/Property Location               Lien Holder
                    -------------------------               -----------
     Description
     -----------
-------------------------------------------------------------------------------------------------------------------------
1.   All accounts,  Premier Business Addresses              Bank of America, N.A.
     chattel
     paper,
     general
     intangibles,
     inventory and
     equipment of
     Premier
     Agendas, Inc.
----------------------------------------------------------------------------------------------------------------------------
                    2000 Kentucky Ave., Bellingham, WA
----------------------------------------------------------------------------------------------------------------------------
                    2007 Iowa Street, Bellingham, WA
----------------------------------------------------------------------------------------------------------------------------
                    1600 Kentucky St., Bellingham, WA
----------------------------------------------------------------------------------------------------------------------------
                    1936 Grant St., Bellingham, WA
----------------------------------------------------------------------------------------------------------------------------
                    1919 Grant St., Bellingham, WA
----------------------------------------------------------------------------------------------------------------------------
                    2001 Iowa St., Bellingham, WA
----------------------------------------------------------------------------------------------------------------------------
                    2081 Business Center Dr., #180,
                    Irvine, CA
----------------------------------------------------------------------------------------------------------------------------
                    5440 Beaumont Business Center Blvd., #635, Tampa, FL
----------------------------------------------------------------------------------------------------------------------------
                    W. Eighth Street, #320, Bloomington, IN
----------------------------------------------------------------------------------------------------------------------------
                    616 28th St., #11, Grand Rapids, MI
----------------------------------------------------------------------------------------------------------------------------
                   490 Center Rd., East Aurora, NY
----------------------------------------------------------------------------------------------------------------------------
                    2108 DeKalb Pike, East Norriton, PA
----------------------------------------------------------------------------------------------------------------------------
                    16815 Royal Crest, #150, Houston, TX
----------------------------------------------------------------------------------------------------------------------------

                    Premier Print Partners
                    ----------------------
                    Carr Printing, Bountiful Utah
----------------------------------------------------------------------------------------------------------------------------
                    Guest Printing Co., Inc., Athens, GA
----------------------------------------------------------------------------------------------------------------------------
                    Harris Litho, Stone Mountain, GA
----------------------------------------------------------------------------------------------------------------------------
                    Heuss Printing, Inc., Ames, IA
----------------------------------------------------------------------------------------------------------------------------
                   Knight Printing, Fargo, ND
----------------------------------------------------------------------------------------------------------------------------
                    Lewiscolor, Statesboro, GA
----------------------------------------------------------------------------------------------------------------------------
                    Premier Bindery, BC, Langley, BC
----------------------------------------------------------------------------------------------------------------------------
                    Premier Graphics, Bellingham, WA
----------------------------------------------------------------------------------------------------------------------------
                    Premier Impressions, Grimsby, ON
----------------------------------------------------------------------------------------------------------------------------
                    Premier Printing, Winnepeg, MB
----------------------------------------------------------------------------------------------------------------------------
                    PrintComm, Flint, MI
----------------------------------------------------------------------------------------------------------------------------
                    Printing Enterprises, New Brighton, MN
----------------------------------------------------------------------------------------------------------------------------
                    Rome Printing Co., Rome, GA
----------------------------------------------------------------------------------------------------------------------------
                    Sentinel Printing, Inc., St. Cloud, MN
----------------------------------------------------------------------------------------------------------------------------
                    Spangler Printers, Kansas City, KS
----------------------------------------------------------------------------------------------------------------------------
2.   Warehouse/distr2620iS. Decker Lake Blvd., SLC, UT      Electronic Data Systems Corporation (Pursuant to Services
     equipment                                              Agreement effective 6/30/01, EDS has the right to use said property, but has no ownership or control over the property)
----------------------------------------------------------------------------------------------------------------------------
                    2580 S. Decker Lake Blvd., SLC, UT
----------------------------------------------------------------------------------------------------------------------------
3.   Printing Press 2000 Kentucky Avenue, Bellingham, WA    Concord Bank
----------------------------------------------------------------------------------------------------------------------------
4.   Printing Press 2000 Kentucky Avenue, Bellingham, WA    Frontier Bank
----------------------------------------------------------------------------------------------------------------------------
5.   Franklin Covey and one or more of its subsidiaries has entered into license agreements with individuals and entities for the use of software, source code, and intellectual property used in the operation in the ordinary course of their businesses.
----------------------------------------------------------------------------------------------------------------------------
6.   Franklin Covey and its subsidiaries typically take title of ownership upon receipt of goods, with payment for the same made 30-60 days thereafter.  Liens may exist on certain items of inventory until such time as payment in full is made.
----------------------------------------------------------------------------------------------------------------------------
7.   One or more of Franklin Covey's or one of its subsidiary's real property leases may include a provision which grants a lien to the landlord against Franklin Covey's or its subsidiary's inventory, equipment and personal property located on the leased premises.
----------------------------------------------------------------------------------------------------------------------------
CAPITAL LEASE LIENS
----------------------------------------------------------------------------------------------------------------------------
1.   First Security Leasing Company - Lease no. 002-3003253 for office equipment; $255,228 outstanding as of May 26, 2001
----------------------------------------------------------------------------------------------------------------------------
2.   First Security Leasing Company - Lease no. 002-3003039 for office equipment; $263,296 outstanding as of May 26, 2001

----------------------------------------------------------------------------------------------------------------------------
OTHER LIENS
----------------------------------------------------------------------------------------------------------------------------
1.   Liens may exist pursuant to the contingency obligations set forth on Schedule 6.22 to the Credit Agreement, which by this reference is incorporated herein.
----------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 6.11: EXISTING INDEBTEDNESS (OTHER THAN CONTINGENT OBLIGATIONS)

 SCHEDULE 6.11
----------------------------------------------------------------------------------------------------------------------------------
   EXISTING
 INDEBTEDNESS
----------------------------------------------------------------------------------------------------------------------------------
FRANKLIN COVEY
----------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED
DEBT SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                       BALANCE        ADDITIONS/        PAYMENTS/         ENDING BAL.
----------------------------------------------------------------------------------------------------------------------------------
                    AUG 31, 2000       CURRENCY          CURRENCY        MAY 26, 2001   Atch #    Notes
                                                                                       --------
----------------------------------------------------------------------------------------------------------------------------------
FRANKLIN CORE
----------------------------------------------------------------------------------------------------------------------------------
SPORTS CAREERS                                                 (45,499)                    A      19,500 paid in Q3
CURRENT PORTION        78,000                                                   32,501
----------------------------------------------------------------------------------------------------------------------------------
SPORTS CAREERS                                                 (13,000)
(Act. 2704)                  13,000                                                  -
----------------------------------------------------------------------------------------------------------------------------------
ORACLE                                                      (1,679,541)                    B      Credit will be adjusted in
SOFTWARECURRENT      1,679,040                                                   (500)           June
PORTION
----------------------------------------------------------------------------------------------------------------------------------
DAYTRACKER.COM                                                               3,000,000
PURCHASE                  3,000,000
----------------------------------------------------------------------------------------------------------------------------------
DAYTRACKER.COM                                              (3,000,000)              0            Amount paid in Q2
PURCHASE (Act.            3,000,000
2702)
----------------------------------------------------------------------------------------------------------------------------------
JACK PHILLIPS                              40,000              (40,000)              0     C      Paid in Q3
NOTES PAYABLE
(2605)
----------------------------------------------------------------------------------------------------------------------------------
          TOTAL                                             (4,778,041)
                          7,770,041        40,000                         3,032,000.11
-----------------===================-=============-=====================-==============-------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
FRANKLIN
DEVELOPMENT
CORP
----------------------------------------------------------------------------------------------------------------------------------
REPUBLIC MRTG                                                  (63,110)                    E      $21,484 paid in Q3
- HANCOCK            1,618,736                                               1,555,626
----------------------------------------------------------------------------------------------------------------------------------
REPUBLIC MRTG                                                  (17,601)                    E      $6,012 paid in Q3
- PATRICK HENRY             688,651                                            671,050
----------------------------------------------------------------------------------------------------------------------------------
ZIONS LOAN                                                    (211,354)                    E      $70,452 paid in Q3
#4001  - FRANK              587,062                                            375,708
& JEFF
----------------------------------------------------------------------------------------------------------------------------------
                                                0             (292,066)      2,602,384
                          2,894,450
-----------------===================-=============-=====================-==============-------------------------------------------

INTERNATIONAL
----------------------------------------------------------------------------------------------------------------------------------
LONG TERM DEBT                                                      213                    F
CUR. PORT -            40,801                                                   41,014
Canada
----------------------------------------------------------------------------------------------------------------------------------
LONG TERM DEBT                                                 (76,619)                    F
- Canada                    956,122                                            879,503
----------------------------------------------------------------------------------------------------------------------------------
UK                                                                                         F      See 'F' section for note
                                           53,778                               53,778
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
          TOTAL                            53,778              (76,619)        974,295
                            996,923
-----------------===================-=============-=====================-==============-------------------------------------------

PREMIER AGENDAS
----------------------------------------------------------------------------------------------------------------------------------
LONG TERM DEBT                                                 (48,937)                    G
- CURR PORTION            1,685,709                                          1,636,772
----------------------------------------------------------------------------------------------------------------------------------
LONG TERM DEBT                                                (186,564)                    G
                      651,212                                                  464,648
----------------------------------------------------------------------------------------------------------------------------------
          TOTAL                                 0             (235,501)      2,101,420
                          2,336,921
-----------------===================-=============-=====================-==============-------------------------------------------

LONG TERM DEBT                                              (5,382,227)
TOTALS                   13,998,335        93,778                            8,710,099
----------------------------------------------------------------------------------------------------------------------------------
LINE OF CREDITS
----------------------------------------------------------------------------------------------------------------------------------
$17.0* million
current line
of credit with
interest at
LIBOR plus
1.5% (8.1% at
August 31,
2000), secured
by inventory
and accounts                                                                 1,000,000
receivable               11,725,000
----------------------------------------------------------------------------------------------------------------------------------
*the line of credit will terminate on November 30, 2001, and the outstanding amounts under the line of credit will be paid in full on or before termination
----------------------------------------------------------------------------------------------------------------------------------
LETTERS OF
CREDIT
  Beneficiary         Maturity        Face Value
- ------------   -    ---------      ------------
Knoxville                 10/7/2001    $ 1,700.00
Utilities Board
----------------------------------------------------------------------------------------------------------------------------------
Airlines                  3/27/2002             $
Reporting                               20,000.00
Corporation
----------------------------------------------------------------------------------------------------------------------------------
Royal                      1/1/2002             $
Indemnity                              264,000.00
Company
----------------------------------------------------------------------------------------------------------------------------------
Banca Serafin,            5/25/2002             $
S.A.                                    50,000.00
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                           $
                                       335,700.00
----------------------------------------------------------------------------------------------------------------------------------

CAPITAL LEASES
----------------------------------------------------------------------------------------------------------------------------------
YEAR ENDING
AUGUST 31,         (in thousands)
----------------------------------------------------------------------------------------------------------------------------------
2001                           $592
----------------------------------------------------------------------------------------------------------------------------------
2002                            392
----------------------------------------------------------------------------------------------------------------------------------
Total future                    984
minimum lease
payments
----------------------------------------------------------------------------------------------------------------------------------
Less amount                     -64
representing
interest
----------------------------------------------------------------------------------------------------------------------------------
Present value of future minimum
lease payments
 -----------------------------------------------------------------------------------------------------------------
                                920
----------------------------------------------------------------------------------------------------------------------------------
Less current                   -540
portion
----------------------------------------------------------------------------------------------------------------------------------
                               $380
----------------------------------------------------------------------------------------------------------------------------------
*May 26, 2001, total capital lease
obligation:  $518.
----------------------------------------------------------------------------------------------------------------------------------
Total assets held by the Company under capital lease arrangements were $4.0 million with accumulated amortization of $2.2 million as of August 31, 2000.  Amortization of capital lease assets is included in depreciation and amortization expense in the accompanying consolidated income statements.

                                        SCHEDULE 6.14: EXISTING INVESTMENTS (OTHER THAN SUBSIDIARIES)

Franklin Covey Coaching, L.L.C.
-------------------------------

Effective  September 1, 2000,  Franklin Covey contributed all of its right,  title and interest in and to its assets,  properties,  and rights,  that were  incorporated  in,  associated  with,  integral to or otherwise  used  primarily in the conduct of Franklin  Covey's personal coaching division (the "Business"), including, without limitation, the following:

(a)     all accounts and notes receivable set forth on the Closing Balance Sheet;

(b)     all office furniture and equipment,  computer and telephone equipment,  trade fixtures and other equipment,  together with all parts, tools and accessories and the like relating thereto;

(c)     all inventory and supplies reflected on the Latest Balance Sheet;

(d)     all client,  customer, and supplier goodwill directly incident to or directly associated with the Business as a going concern,  all mailing lists,  customer lists,  inquiry lists and all other  information  and data relating to the customers,  potential customers, or suppliers of the Business, and all Related Marketing Rights and all trademarks,  trade names, service marks,  copyrights, computer programs and software (including,  without limitation,  all data mining and analysis systems and coaching scheduling systems), domain  names,  web page  content,  trade  secrets,  processes,  know how,  engineering  drawings,  plans and  product  specifications, promotional displays and materials,  marketing scripts,  coaching manuals,  and all other proprietary rights and Intellectual  Property and any applications related thereto;

(e)     all contracts, purchase orders, employment contracts and other agreements;

(f)     all assignable business and operating Permits;

(g)     all mailing  lists,  databases and other  information  concerning  past and present  customers of the  Business,  all customer prospects and lead and inquiry lists, and all other data, books, files and records of the Business;

(h)     all deposits,  refunds,  prepaid  service  payments,  and other prepaid assets to the extent  reflected on the Latest
Balance Sheet; and catalog, packaging, promotional, trade show, advertising and royalty expenses and unbilled charges and credits;

(i)     all claims,  warranties,  chooses of action,  causes in action,  rights of recovery and rights of set-off relating to the Purchased Assets, the Assumed Liabilities and/or the Business; and

(j)     the right to receive and retain mail and other  communications  relating directly to the Purchased Assets, the Assumed
Liabilities and/or the Business.

Conita
------

Franklin Covey entered into an agreement with Conita Technologies, Inc. ("Conita") on January 30, 2001, for the license, installation and configuration of Conita's proprietary Personal Virtual Assistant ("PVA") software on Franklin Covey's corporate Microsoft
Exchange Server, for a total of $344,160.00. The PVA software enables Franklin Covey Associates to access and manipulate personal email, calendar, contact and task information stored on the corporate Exchange Server over the phone.

Further, Franklin Covey provided Conita a bridge loan of $250,000.00 convertible to stock, with a maturity date of June 30, 2001.
Conita has requested an extension for repayment of the loan to December 31, 2001.  Franklin Covey and Conita are working together to provide the Conita PVA technology to FranklinPlanner.com or Franklin Planner software users.

                                                SCHEDULE 6.22: EXISTING CONTINGENT OBLIGATIONS

Lines of Credit
---------------

The amounts  outstanding  under the Company  guaranty of existing  lines of credit  consisted  of the  following at August 31, 2000 (in thousands):

                                                        August 31, 2000         May 26, 2001
                                                            Balances              Balances
                                                      --------------------- ---------------------

$20.0 million* current line of credit with
interest at LIBOR plus 1.5% (8.1% at        August
31, 2000), secured by      inventory and accounts
receivable                                                     11,725                 1,000

*as of May 26, 2001, $14.0 million is available under this line of credit.

Capital Leases

Future  minimum  lease  payments  for  equipment  held under  capital  lease  arrangements  as of August 31,  2000 were as follows  (in thousands):*

YEAR ENDING
AUGUST 31,
-------------------------------------------- -- --------------
2001                                               $      592
2002                                                      392
                                                --------------
Total future minimum lease
payments                                                  984
Less amount representing interest                         (64)
                                                --------------
Present value of future minimum     lease
payments                                                  920
Less current portion                                     (540)
                                                --------------
                                                   $      380
                                                --------------

*May 26, 2001, total capital lease obligation:  $518.

Total assets held by the Company under capital lease  arrangements  were $4.0 million with accumulated  amortization of $2.2 million as of August 31, 2000.  Amortization  of capital lease assets is included in depreciation  and  amortization  expense in the  accompanying consolidated income statements.

Operating Leases

The Company leases certain retail store and office  locations under  noncancelable  operating lease  agreements with remaining terms of one to ten years.  The  following  table  summarizes  future  minimum  lease  payments  under  operating  leases at August 31, 2000 (in thousands):

YEAR ENDING
AUGUST 31,
-------------------------------------------- -- --------------
2001                                              $    12,702
2002                                                   11,032
2003                                                   10,231
2004                                                    8,672
2005                                                    5,610
Thereafter                                             13,980
                                                --------------
                                                  $    62,227
                                                --------------

Total rental expense for leases under operating lease agreements was $17.4 million, $17.6 million, and $16.8 million, for the years ended August 31, 2000, 1999, and 1998, respectively.

As part of its  restructuring  plan, the Company  exited  certain leased office space in Provo,  Utah during fiscal 2000. In connection with leaving the office space,  the Company  obtained a noncancelable  sublease  agreement for the majority of the Company's  remaining lease term on the  buildings.  Future  minimum  lease  payments due to the Company from the  subleasee  as of  August 31,  2000 were as follows:

YEAR ENDING
AUGUST 31,
-------------------------------------------- -- --------------
2001                                              $     1,792
2002                                                    1,845
2003                                                    1,901
2004                                                    1,958
2005                                                    2,017
Thereafter                                              3,309
                                                --------------
                                                  $    12,822
                                                --------------

Purchase Commitments

At August 31, 2000,  the Company had  contracts  with various  builders,  totaling $3.2 million,  for  construction  related to new and remodeled retail stores.

The Company also has various  purchase  commitments  for  materials,  supplies,  and other items  incident to the  ordinary  conduct of business.  In aggregate, such commitments are immaterial to the Company's operations.

Pursuant to the EDS Information Technology Services Agreement (which encompasses the outsourcing of [1] Information Technology
Services; [2] Call Center Services, and [3] Distribution and Warehouse Services, including EDS' lease of approximately 406,000 square feet of the Company's warehouse and distribution facilities) (the "IT Agreement") Franklin Covey has certain obligations related to
termination of the IT Agreement.   As to termination for convenience of either the Information Technology Services or the Call Center
Services, Franklin Covey and EDS have agreed to termination fees based on the year in which Franklin Covey terminates the IT
Agreement or any portion thereof.  However, in the event that Franklin Covey encounters a significant change in its business such that Franklin Covey no longer requires the delivery of Distribution and Warehouse Services, EDS and Franklin Covey have agreed to negotiate in good faith an alternate services agreement, for alternate services sufficient to replace, for EDS, service fees related to the Distribution and Warehouse Services.  In the event that EDS and Franklin Covey are unable to negotiate an alternate services agreement, EDS and Franklin Covey have agreed to negotiate a termination fee that covers EDS' unamortized costs and shutdown expenses related to the Distribution and Warehouse Services and takes into account, among other factors, EDS' lost profits, and remaining lease and sublease expenses for the Salt Lake City distribution facility.

Legal Matters

The Company is the subject of certain legal  actions,  which it considers  routine to its business  activities.  As of August 31, 2000, management  believes that, after discussion with its legal counsel,  any potential liability to the Company under such actions will not materially affect the Company's financial position or results of operations.

                           Management Common Stock Loan Program

During fiscal 2000, the Company announced the  implementation of an incentive-based  compensation  program that includes a loan program from external  lenders to certain  managers for the purpose of  purchasing  shares of the  Company's  common  stock.  The program gives management  of the Company the  opportunity  to purchase  shares of the  Company's  common  stock on the open  market,  and from shares purchased by the Company,  by borrowing on a full-recourse  basis from the external  lenders.  The Company has facilitated the loans by providing a  guarantee  to the  lenders.  The program  will total  approximately  $33.0  million  and the Company has  facilitated  the purchase of open-market  shares to ensure  compliance with  appropriate SEC trading rules and  regulations.  As of August 31, 2000, the
Company had facilitated the purchase of 3,559,000 shares at a cost of $30.00 million for the loan program.